Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is dated as of [__________], 2014 by and among MRI Interventions, Inc., a Delaware corporation (the “Company”), and each purchaser identified on the signature pages hereto (each, including its successors and assigns, a “Purchaser,” and collectively, the “Purchasers”).

RECITALS

A.     The Company is offering (the “Offering”) to sell securities (“Securities”) consisting of (i) 12% second-priority secured non-convertible promissory notes due 2019 (the “Notes”) in an aggregate principal amount of $3,000,000 to $5,500,000 and (ii) warrants (“Warrants”) to purchase an aggregate number of shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), equal to thirty percent (30%) of the aggregate principal amount of the Notes sold by the Company. The Company reserves the right, without obligation, to increase the total aggregate principal amount of the Notes in the Offering by an additional $2,000,000 to cover over-allotments, if any, made in connection with the Offering. Sales in connection with the Offering may occur in one or more closings.

B.      The Company has engaged one or more placement agents for the Offering on a “best efforts” basis.

C.     Pursuant to this Agreement, each Purchaser, severally and not jointly, wishes to purchase, and the Company wishes to sell, upon the terms and conditions set forth herein, (i) a Note in the principal amount equal to the Subscription Amount (defined below) and (ii) a Warrant to purchase that number of shares of Common Stock equal to thirty percent (30%) of such Subscription Amount.

D.     The Company and each Purchaser are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “Commission”) under the Securities Act.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Purchasers hereby agree as follows:

ARTICLE I
DEFINITIONS

1.1     Definitions. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms shall have the meanings indicated in this Section 1.1:

“Action” means any action, suit, notice of violation, proceeding (including any partial proceeding such as a deposition) or investigation pending or, to the Company’s Knowledge, overtly threatened in writing against the Company, any Subsidiary or any of their respective properties or any officer, director or employee of the Company or any Subsidiary acting in his or her capacity as an officer, director or employee, before or by any federal, state, county, local or foreign court, arbitrator, governmental or administrative agency, regulatory authority, stock market, stock exchange or trading facility.

“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, Controls, is controlled by or is under common control with such Person, as such terms are used in and construed under Rule 405 under the Securities Act.

“Agreement” has the meaning set forth in the Preamble.

“Board of Directors” means the board of directors of the Company.

“Boston Scientific Debt” means all indebtedness outstanding under those certain Amended and Restated Secured Convertible Promissory Notes issued by the Company to Boston Scientific Corporation dated February 2, 2012 in the aggregate principal amount of $4,338,601.24, which indebtedness is secured by a lien on substantially all of the properties, assets and rights of the Company, wherever located and whether now owned or later acquired.

“Brainlab Debt” means all indebtedness outstanding under that certain Amended and Restated Subordinated Secured Note Due 2016 issued by the Company to Brainlab AG dated March 6, 2013 in the principal amount of $4,289,444.44, as such note may be amended and in effect from time to time (subject to the provisions hereof), which indebtedness is secured by a lien on substantially all of the properties, assets and rights of the Company, wherever located and whether now owned or later acquired.

“Business Day” means any day except Saturday, Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Closing” means the closing of the purchase and sale of the Securities pursuant to this Agreement.

“Closing Date” means the Trading Day when all of the Transaction Documents have been executed and delivered by the applicable parties thereto, and all of the conditions set forth in Sections 2.1, 2.2, 5.1 and 5.2 hereof are satisfied or waived, as the case may be, or such other date as the parties may agree.

“Collateral Agent” means Landmark Community Bank, in its capacity as Purchasers’ collateral agent under the Security Agreement, or such other financial institution selected by the Company to serve in the capacity as Purchasers’ collateral agent thereunder. The use of the term “agent” herein with reference to the Collateral Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine or any applicable law. Rather, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

“Commission” has the meaning set forth in the Recitals.

“Common Stock” has the meaning set forth in the Recitals, and also includes any other class of securities into which the Common Stock may hereafter be reclassified or changed.

“Common Stock Equivalents” means any securities of the Company or any Subsidiary which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock or other securities that entitle the holder to receive, directly or indirectly, Common Stock.

“Company” has the meaning set forth in the Preamble.

“Company Counsel” means Baker, Donelson, Bearman, Caldwell & Berkowitz, PC, or such other legal counsel as may be engaged by the Company.

“Company Deliverables” has the meaning set forth in Section 2.2(a).

“Company’s Knowledge” means with respect to any statement made to the Company’s Knowledge, that the statement is based upon the actual knowledge of the executive officers of the Company having responsibility for the matter or matters that are the subject of the statement after reasonable inquiry.

“Control” (including the terms “controlling,” “controlled by” or “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Disclosure Materials” has the meaning set forth in Section 3.1(h).

“Disclosure Schedules” has the meaning set forth in Section 3.1.

“Environmental Laws” has the meaning set forth in Section 3.1(dd).

“Evaluation Date” has the meaning set forth in Section 3.1(u).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“Final Closing Date” means the date of the last closing of the purchase and sale of the Securities in the Offering. In the event an additional closing of the purchase and sale of Securities in the Offering does not occur following the Closing Date, the Closing Date shall also be the Final Closing Date.

“GAAP” means U.S. generally accepted accounting principles, as applied by the Company.

“Intellectual Property Rights” has the meaning set forth in Section 3.1(p).

“Lien” means any lien, charge, claim, encumbrance, security interest, right of first refusal, preemptive right or other restriction of any kind.

“Material Adverse Effect” means a material adverse effect on the results of operations, assets, prospects, business or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole, except that any of the following, either alone or in combination, shall not be deemed a Material Adverse Effect: (i) effects caused by changes or circumstances affecting general market or other conditions in the U.S. economy or which are generally applicable to the industry in which the Company operates, provided that such effects are not borne to a materially disproportionate degree by the Company compared to other companies operating in the same industry as the Company; (ii) effects resulting from or relating to the announcement or disclosure of the sale of the Securities or other transactions contemplated by this Agreement or the Offering; or (iii) effects caused by any event, occurrence or condition resulting from or relating to the taking of any action in accordance with this Agreement.

“Material Contract” means any contract of the Company that has been filed or was required to have been filed as an exhibit to the SEC Reports pursuant to Item 601(b)(4) or Item 601(b)(10) of Regulation S-K.

“Material Permits” has the meaning set forth in Section 3.1(n).

“Notes” has the meaning set forth in the Recitals. The form of the Notes is attached hereto as Exhibit A.

“OFAC” has the meaning set forth in Section 3.1(jj).

“Offering” has the meaning set forth in the Recitals.

“Offering Termination Date” means the termination date of the Offering, which date shall be no later than March 31, 2014, unless the Company and the Placement Agents collectively elect to extend the Offering, in which case such date shall be no later than April 30, 2014.

“Person” means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein.

“Placement Agents” means, collectively, any placement agent(s) engaged by the Company for the Offering.

“Press Release” has the meaning set forth in Section 4.5.

“Principal Trading Market” means the Trading Market on which the Common Stock is primarily listed on and/or quoted for trading, which, as of the date of this Agreement and each Closing Date, shall be OTC Markets.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or overtly threatened in writing.

“Purchaser” or “Purchasers” has the meaning set forth in the Preamble.

“Purchaser Deliverables” has the meaning set forth in Section 2.2(b).

“Regulation D” has the meaning set forth in the Recitals.

“Required Approvals” has the meaning set forth in Section 3.1(e).

“Required Purchasers” means Purchasers having the right to acquire or holding a majority in aggregate principal amount of the Notes, at the time in question.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“SEC Reports” has the meaning set forth in Section 3.1(h).

“Securities” means, collectively, the Notes, the Warrants and the Warrant Shares.

“Securities Act” has the meaning set forth in the Recitals.

“Security Agreement” means a security agreement by and between the Company and the Collateral Agent in which the Company will grant the Collateral Agent, for the benefit of the Purchasers, a lien on the collateral securing the Company’s payment and performance of the Notes. The form of the Security Agreement is attached hereto as Exhibit B.

“Short Sales” include, without limitation (i) all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, whether or not against the box, and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, short sales, swaps, “put equivalent positions” (as defined in Rule 16a-1(h) under the Exchange Act) and similar arrangements (including on a total return basis), and (ii) sales and other transactions through non-U.S. broker dealers or foreign regulated brokers (but shall not be deemed to include the location and/or reservation of borrowable shares of Common Stock).

“Subordination Agreement” has the meaning set forth in Section 4.13.

“Subscription Amount” means, with respect to each Purchaser, the aggregate amount to be paid for the Note and Warrant purchased hereunder as indicated on such Purchaser’s signature page to this Agreement, next to the heading “Aggregate Purchase Price (Subscription Amount),” in United States dollars and in immediately available funds, to the extent such amount is accepted by the Company.

“Subsidiary” means any subsidiary of the Company as set forth on Schedule 3.1(a), and shall, where applicable, include any subsidiary of the Company formed or acquired after the date hereof.

“Third Lien Notes” means the junior secured promissory notes issued by the Company in November 2010 in the aggregate principal amount of $3,000,000, which mature in November 2020.

“Trading Day” means (i) a day on which the Common Stock is listed or quoted on its Principal Trading Market, or (ii) if the Common Stock is not listed or quoted on any Trading Market, a day on which the Common Stock is quoted in the over the counter market as reported in the OTC Pink (also known as “Pink Sheets”) by OTC Markets Group Inc. (or any similar organization or agency succeeding to its functions of reporting prices); provided, that in the event that the Common Stock is not listed or quoted as set forth in clause (i) or (ii) above, then Trading Day shall mean a Business Day.

“Trading Market” means whichever of the New York Stock Exchange, the NYSE MKT, the NASDAQ Stock Market (any market tier) or OTC Markets, on which the Common Stock is listed or quoted for trading on the date in question.

“Transaction Documents” means this Agreement, the schedules and exhibits attached hereto, the Notes, the Warrants and any other documents or agreements explicitly contemplated hereunder.

“Transfer Agent” means Continental Stock Transfer & Trust Co., the current transfer agent of the Company, or any successor transfer agent for the Company.

“Warrants” means, as the context requires, (i) the warrants being acquired by a Purchaser pursuant to this Agreement, or (ii) the aggregate warrants being acquired by all Purchasers together pursuant to this Agreement. The form of the Warrants is attached hereto as Exhibit C.

“Warrant Shares” means the shares of Common Stock issuable upon exercise of the Warrants.

ARTICLE II
PURCHASE AND SALE

2.1           Closing.

(a)     Amount. Subject to the terms and conditions set forth in this Agreement, at the Closing, the Company shall issue and sell to each Purchaser, and each Purchaser shall, severally and not jointly, purchase from the Company, a Note in the principal amount equal to the Subscription Amount, and a Warrant to purchase a number of Warrant Shares equal to the product resulting from multiplying (i) the Subscription Amount for such Purchaser by (ii) thirty percent (30%), rounded up to the nearest whole share. The Warrants shall have an exercise price equal to $1.75 per Warrant Share.

(b)     Closing. The Closing of the purchase and sale of the Notes and Warrants pursuant hereto shall take place at the offices of Baker, Donelson, Bearman, Caldwell & Berkowitz, PC on the Closing Date or at such other location or remotely by facsimile transmission or other electronic means as determined by the Company.

(c)     Form of Payment. Unless otherwise agreed by the Company, on or before the Closing Date, each Purchaser shall wire its Subscription Amount, in United States dollars and in immediately available funds, in accordance with the written wire transfer instructions provided by the Company or, with respect to Purchasers who utilized a Placement Agent, the Placement Agent. The Company shall, within three Trading Days after the Closing, deliver or cause to be delivered to each Purchaser (i) the Note, dated the Closing Date, that such Purchaser purchased and (ii) the Warrant, dated the Closing Date, evidencing the appropriate number of Warrant Shares as provided in Section 2.1(a) above.

2.2           Closing Deliveries.

(a)             At or prior to the Closing, the Company shall issue, deliver or cause to be delivered to the Purchasers or the Placement Agents, on behalf of the Purchasers, the following (the “Company Deliverables”):

(i)	this Agreement, duly executed by the Company;

(ii)	the Security Agreement, duly executed by the Company and the Collateral Agent;

(iii)	facsimile copies of the Note and Warrant being purchased by such Purchaser at the Closing pursuant to this Agreement;

(iv)	documents evidencing that the Boston Scientific Debt has been discharged in full, and the Lien securing the Boston Scientific Debt has been released;

(v)	a customary legal opinion from Company Counsel, dated as of the Closing Date, executed by such counsel and addressed to the Purchasers and the Placement Agents, substantially in the form of Exhibit D;

(vi)

a certificate of the Secretary of the Company, dated as of the Closing Date, (a) certifying the resolutions adopted by the Board of Directors or a duly authorized committee thereof approving the transactions contemplated by this Agreement and the other Transaction Documents and the issuance of the Securities, and (b) certifying the current versions of the certificate of incorporation and bylaws of the Company;

(vii)	a Subordination Agreement, duly executed by the Company, Brainlab AG and the Collateral Agent; and

(viii)	documents evidencing that the Third Lien Notes have been subordinated to the Notes, and the Lien in favor of the Notes is, in all respects, superior to the Lien in favor of the Third Lien Notes.

(b)	At or prior to the Closing, each Purchaser shall deliver or cause to be delivered to the Company the following (the “Purchaser Deliverables”):

(i)	this Agreement, duly executed by such Purchaser;

(ii)	counterpart signature page to the Note, duly executed by such Purchaser;

(iii)	its Subscription Amount, in United States dollars and in immediately available funds, by wire transfer in accordance with the Company’s written instructions; and

(iv)	a fully completed and duly executed Investor Questionnaire in the form provided by the Company.

ARTICLE III
REPRESENTATIONS AND WARRANTIES

3.1           Representations and Warranties of the Company. Except as set forth in the schedules delivered herewith or readily apparent in the Company’s SEC Reports (collectively, the “Disclosure Schedules”), which Disclosure Schedules shall be deemed a part hereof and shall qualify any representation made herein to the extent of the disclosure contained in the corresponding section of the Disclosure Schedules or other representation relating to the subject matter of such disclosure, the Company hereby represents and warrants as of the date hereof and as of the Closing Date (except for the representations and warranties that speak as of a specific date, which shall be made as of such date), to each Purchaser:

(a)     Subsidiaries. The Company has no direct or indirect Subsidiaries other than those listed in Schedule 3.1(a) hereto. Except as disclosed in Schedule 3.1(a) hereto, the Company owns, directly or indirectly, all of the capital stock or comparable equity interests of each Subsidiary, if any, free and clear of any and all Liens (other than as disclosed in Schedule 3.1(o)), and all the issued and outstanding shares of capital stock or comparable equity interest of each Subsidiary, if any, are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities.

(b)     Organization and Qualification. The Company and each of its Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite power and authority to own or lease and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation or default of any of the provisions of its respective certificate of incorporation, bylaws or other organizational or charter documents. The Company and each of its Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not have a Material Adverse Effect, and no Proceeding has been instituted, is pending, or, to the Company’s Knowledge, has been threatened in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

(c)     Authorization; Enforcement; Validity. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents to which it is a party and otherwise to carry out its obligations hereunder and thereunder. The Company’s execution and delivery of each of the Transaction Documents to which it is a party and the consummation by it of the transactions contemplated hereby and thereby (including, but not limited to, the issuance, sale and delivery of the Notes and the Warrants and the reservation for issuance and the subsequent issuance of the Warrant Shares upon exercise of the Warrants) have been duly authorized by all necessary corporate action on the part of the Company, and no further corporate action is required by the Company, its Board of Directors or its stockholders in connection therewith other than in connection with the Required Approvals. Each of the Transaction Documents to which the Company is a party has been (or upon delivery will have been) duly executed by the Company and is, or when delivered in accordance with the terms hereof, will constitute the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(d)     No Conflicts. The execution, delivery and performance by the Company of the Transaction Documents to which it is a party and the consummation by the Company of the transactions contemplated hereby or thereby (including, without limitation, the issuance of the Notes and Warrants and the reservation for issuance and issuance of the Warrant Shares) do not and will not (i) conflict with or violate any provisions of the Company’s certificate of incorporation or bylaws or otherwise result in a violation of the organizational documents of the Company, (ii) subject to the Required Approvals, conflict with, or constitute a default (or an event that with notice or lapse of time or both would result in a default) under, result in the creation of any Lien upon any of the properties or assets of the Company (other than as contemplated under the Transaction Documents) or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any Material Contract, or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including federal and state securities laws, assuming the accuracy of the Purchasers’ representations and warranties set forth in Section 3.2 of this Agreement, the accuracy of the information disclosed in the Investor Questionnaires provided by the Purchasers and the accuracy of the information provided by the Placement Agents in their respective engagement agreements), or by which any property or asset of the Company is bound or affected, except in the case of clauses (ii) and (iii) such as would not, individually or in the aggregate, have a Material Adverse Effect.

(e)      Filings, Consents and Approvals. Neither the Company nor any of its Subsidiaries is required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents (including, without limitation, the issuance of the Notes and Warrants and the reservation for issuance and issuance of the Warrant Shares), other than (i) filings required by applicable state securities laws, (ii) the filing of a Notice of Exempt Offering of Securities on Form D with the Commission under Regulation D of the Securities Act, (iii) the filings contemplated in Section 4.5 of this Agreement, (iv) those set forth on Schedule 3.1(e) and (v) those that have been made or obtained prior to the date of this Agreement (collectively, the “Required Approvals”).

(f)       Issuance of the Securities. The Notes have been duly authorized and, when issued and paid for in accordance with the terms of the Transaction Documents, will be legal, valid and binding obligations of the Company free and clear of all Liens, other than restrictions on transfer provided for in the Transaction Documents or imposed by applicable securities laws. The Warrants have been duly authorized and, when issued and paid for in accordance with the terms of the Transaction Documents, will be duly and validly issued, free and clear of all Liens, other than restrictions on transfer provided for in the Transaction Documents or imposed by applicable securities laws, and shall not be subject to preemptive or similar rights of stockholders. The Warrant Shares issuable upon exercise of the Warrants have been duly authorized and, when issued and paid for in accordance with the terms of the Transaction Documents and the Warrants will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens, other than restrictions on transfer provided for in the Transaction Documents or imposed by applicable securities laws, and shall not be subject to preemptive or similar rights of stockholders. Assuming the accuracy of the Purchasers’ representations and warranties set forth in Section 3.2 of this Agreement, the accuracy of the information disclosed in the Investor Questionnaires provided by the Purchasers and the accuracy of the information provided by the Placement Agents in their respective engagement agreements, the Securities will be issued in compliance with all applicable federal and state securities laws. As of the Closing Date, the Company shall have reserved from its duly authorized capital stock the number of shares of Common Stock issuable upon exercise of the Warrants (without taking into account any limitations on the exercise of the Warrants set forth in the Warrants). The Company shall, so long as any of the Warrants are outstanding, take all action necessary to reserve and keep available out of its authorized and unissued capital stock, solely for the purpose of effecting the exercise of the Warrants, the number of shares of Common Stock issuable upon exercise of the Warrants (without taking into account any limitations on the exercise of the Warrants set forth in the Warrants).

(g)     Capitalization. The capitalization of the Company is set forth in Schedule 3.1(g) hereto. No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents that have not been waived as of the Closing Date. The issuance and sale of the Notes and Warrants will not obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Purchasers and the Placement Agents) and, except as set forth in Schedule 3.1(g), will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under any of such securities. All of the outstanding shares of capital stock of the Company are validly issued, fully paid and nonassessable, have been issued in compliance with all applicable federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. No further approval or authorization of any stockholder, the Board of Directors or others is required for the issuance of such Secuirties, except as expressly provided herein.

(h)      SEC Reports; Disclosure Materials. The Company has filed with the Commission all reports, schedules, forms, statements and other documents required to be filed by the Company under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports,” and the SEC Reports, together with the Disclosure Schedules, being collectively referred to as the “Disclosure Materials”), on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective filing dates, (i) the SEC Reports complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and (ii) the SEC Reports did not contain any untrue statement of a material fact or omission to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case except to the extent corrected or updated by a subsequent amendment or restatement.

(i)     Financial Statements. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing (or to the extent corrected or updated by a subsequent amendment or restatement). Such financial statements have been prepared in accordance with GAAP, except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated subsidiaries taken as a whole as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal year-end audit adjustments.

(j)     Material Changes. Since December 31, 2012, except as disclosed in the SEC Reports and except for the transactions contemplated by the Transaction Documents, (i) there have been no events, occurrences or developments that have had or would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect, (ii) the Company has not incurred any material liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or disclosed in filings made with the Commission, (iii) the Company has not altered materially its method of accounting or the manner in which it keeps its accounting books and records, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock, (v) there has not been any material change or amendment to, or any waiver of any material right by the Company under, any Material Contract under which the Company or any of its Subsidiaries is bound or subject.

(k)     Litigation. There is no Action which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the issuance of the Securities or (ii) except as disclosed in the SEC Reports, would, if there were an unfavorable decision, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any Subsidiary, nor any director or executive officer thereof, is or has within the past five years been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been within the past five years, and to the Company’s Knowledge, there is not pending or contemplated, any investigation by the Commission involving the Company or any current director or executive officer of the Company. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act.

(l)       Employment Matters. No material labor dispute exists or, to the Company’s Knowledge, is imminent with respect to any of the employees of the Company which would have a Material Adverse Effect. None of the Company’s nor any Subsidiary’s employees is a member of a union that relates to such employee’s relationship with the Company or Subsidiary, and neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement. The Company and each Subsidiary believes that its relationship with its employees is good. No current executive officer of the Company (as defined in Rule 501(f) of the Securities Act) has notified the Company or any such Subsidiary that such officer intends to leave the Company or any such Subsidiary or otherwise terminate such officer’s employment with the Company or any such Subsidiary. To the Company’s Knowledge, no current executive officer is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement with the Company, or any other contract or agreement or any restrictive covenant in favor of a third party, and to the Company’s Knowledge, the continued employment of each such executive officer does not subject the Company or any Subsidiary to any liability with respect to any of the foregoing matters. The Company and its Subsidiaries are in compliance with all U.S. federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance would not, individually or in the aggregate, have a Material Adverse Effect.

(m)     Compliance. Neither the Company nor any of its Subsidiaries (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any of its Subsidiaries under), nor has the Company or any of its Subsidiaries received written notice of a claim that it is in default under or that it is in violation of, any Material Contract, (ii) is in violation of any order of any court, arbitrator or governmental body having jurisdiction over the Company, its Subsidiaries or their respective properties or assets, or (iii) is in violation of, or in receipt of written notice that it is in violation of, any statute, rule or regulation of any governmental authority or self-regulatory organization applicable to the Company, except in each case as would not, individually or in the aggregate, have a Material Adverse Effect.

(n)     Regulatory Permits. The Company and each of its Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct its respective business as currently conducted and as described in the SEC Reports, except where the failure to possess such permits, individually or in the aggregate, has not and would not have a Material Adverse Effect (“Material Permits”). Neither the Company nor any of its Subsidiaries has received any notice of Proceedings relating to the revocation or material adverse modification of any such Material Permits.

(o)     Title to Assets. The Company and its Subsidiaries do not own any real property. The Company and its Subsidiaries have good and marketable title to all tangible personal property owned by them that is material to the business of the Company and its Subsidiaries, taken as whole, in each case free and clear of all Liens except as disclosed in Schedule 3.1(o) or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and any of its Subsidiaries. Any real property and facilities held under lease by the Company and any of its Subsidiaries are held by them under valid, subsisting and enforceable leases.

(p)     Patents and Trademarks. To the Company’s Knowledge, the Company and its Subsidiaries own, possess, license or have other rights to use, all patents, patent applications, trade and service marks, trade and service mark applications and registrations, trade names, trade secrets, inventions, copyrights, licenses, technology, know-how and other intellectual property rights and similar rights necessary or material for use in connection with their respective businesses as described in the SEC Reports and which the failure to so have would have a Material Adverse Effect (collectively, the “Intellectual Property Rights”). There is no pending or, to the Company’s Knowledge, threatened action, suit, proceeding or claim by any Person that the Company’s business as now conducted infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of such Person. To the Company’s Knowledge, there is no existing infringement by another Person of any of the Intellectual Property Rights that would have a Material Adverse Effect. The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their Intellectual Property Rights, except where failure to do so would not, individually or in the aggregate, have a Material Adverse Effect.

(q)     Insurance. The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as the Company believes to be prudent and customary in the businesses and locations in which the Company and the Subsidiaries are engaged. Neither the Company nor any of its Subsidiaries has received any notice of cancellation of any such insurance, nor, to the Company’s Knowledge, will it or any Subsidiary be unable to renew their respective existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business.

(r)     Transactions With Affiliates and Employees. Except as set forth in the SEC Reports, none of the executive officers or directors of the Company and, to the Company’s Knowledge, none of the employees of the Company is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), that would be required to be disclosed pursuant to Item 404 of Regulation S-K promulgated under the Securities Act.

(s)     Internal Accounting Controls. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset and liability accountability, (iii) access to assets or incurrence of liabilities is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets and liabilities is compared with the existing assets and liabilities at reasonable intervals and appropriate action is taken with respect to any differences.

(t)     Solvency. Immediately after the Closing Date (after giving effect to the transactions contemplated by this Agreement), the Company will be able to realize upon its assets and pay its debts as they mature and become due in the normal course of business. The Company does not intend to incur debts beyond its ability to pay such debts as they mature, taking into account the timing and amounts of cash to be payable on or in respect of its debt. Neither the Company nor its officers have knowledge of any facts or circumstances which lead it to believe that it will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within one year from the Closing Date. The Company is not in default with respect to any indebtedness for borrowed money.

(u)     Sarbanes-Oxley; Disclosure Controls. The Company is in compliance in all material respects with all of the provisions of the Sarbanes-Oxley Act of 2002 which are applicable to it as of the Closing Date. The Company has established disclosure controls and procedures (as such term is defined in Rule 13a-15(e) and 15d-15(e) under the Exchange Act) for the Company and designed such disclosure controls and procedures to ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms. The Company’s certifying officers have evaluated the effectiveness of the Company’s disclosure controls and procedures as of the end of the period covered by the Company’s most recently filed periodic report under the Exchange Act (such date, the “Evaluation Date”). The Company presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no changes in the Company’s internal control over financial reporting (as such term is defined in the Exchange Act) that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(v)     Certain Fees. No person or entity will have, as a result of the transactions contemplated by this Agreement, any valid right, interest or claim against or upon the Company or a Purchaser for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Company, other than the Placement Agents with respect to the offer and sale of the Notes and Warrants (which placement agent fees are being paid by the Company). The Company shall indemnify, pay, and hold each Purchaser harmless against, any liability, loss or expense (including, without limitation, attorneys’ fees and out-of-pocket expenses) arising in connection with any such right, interest or claim.

(w)     Private Placement. Assuming the accuracy of the Purchasers’ representations and warranties set forth in Section 3.2 of this Agreement, the accuracy of the information disclosed in the Investor Questionnaires provided by the Purchasers and the accuracy of the information provided by the Placement Agents in their respective engagement agreements, no registration under the Securities Act is required for the offer and sale of the Notes and Warrants by the Company to the Purchasers under the Transaction Documents. The issuance and sale of the Notes and Warrants hereunder does not contravene the rules and regulations of the Principal Trading Market.

(x)     Investment Company. The Company is not, and immediately after receipt of payment for the Notes and Warrants, will not be an “investment company” within the meaning of the Investment Company Act of 1940, as amended. The Company shall conduct its business in a manner so that it will not become subject to the Investment Company Act of 1940, as amended.

(y)     Listing and Maintenance Requirements. The Company’s Common Stock is registered pursuant to Section 12(g) of the Exchange Act, and the Company has taken no action designed to terminate the registration of the Common Stock under the Exchange Act, nor has the Company received any notification that the Commission is contemplating terminating such registration. The Company has not, in the twelve (12) months preceding the date hereof, received written notice from the Principal Trading Market to the effect that the Company is not in compliance with the listing or maintenance requirements of the Principal Trading Market. The Company is, and intends to remain, in compliance with all listing and maintenance requirements of the Principal Trading Market on the date hereof.

(z)       Rights Agreements. The Company has not adopted any stockholder rights plan or similar arrangement relating to accumulations of beneficial ownership of Common Stock or a change in control of the Company.

(aa)     Disclosure. The Company confirms that it has not provided, and it has not authorized the Placement Agents to provide, any Purchaser or its respective agents or counsel with any information that the Company believes constitutes material, non-public information (i) except insofar as the existence, provisions and terms of the Transaction Documents and the proposed transactions hereunder may constitute such information, all of which will be disclosed by the Company in the manner contemplated by Section 4.5 hereof or (ii) unless such Purchaser shall have executed a written agreement regarding the confidentiality of such information. The Company understands and confirms that the Purchasers will rely on the foregoing representations in effecting transactions in securities of the Company.

(bb)    No Integrated Offering. Assuming the accuracy of the Purchasers’ representations and warranties set forth in Section 3.2, neither the Company nor, to the Company’s Knowledge, any Person acting on its behalf has, directly or indirectly, at any time within the past six (6) months, made any offers or sales of any Company security or solicited any offers to buy any Company security under circumstances that would eliminate the availability of the exemption from registration under Regulation D under the Securities Act in connection with the offer and sale by the Company of the Notes and Warrants as contemplated hereby.

(cc)     Tax Matters. The Company and each of its Subsidiaries (i) has prepared and filed (or has requested valid extensions for) all foreign, federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject, and (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith, with respect to which adequate reserves have been set aside on the books of the Company, except in either case where the failure to prepare, file or pay would not have a Material Adverse Effect.

(dd)     Environmental Matters. To the Company’s Knowledge, neither the Company nor any of its Subsidiaries (i) is in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”), (ii) owns or operates any real property contaminated with any substance that is in violation of any Environmental Laws, (iii) is liable for any off-site disposal or contamination pursuant to any Environmental Laws, or (iv) is subject to any claim relating to any Environmental Laws, which violation, contamination, liability or claim has had or would have, individually or in the aggregate, a Material Adverse Effect; and, to the Company’s Knowledge, there is no pending investigation or investigation threatened in writing that could reasonably be expected to lead to such a claim.

(ee)     No General Solicitation. Neither the Company nor, to the Company’s Knowledge, any Person acting on behalf of the Company has offered or sold any of the Notes or Warrants by any form of general solicitation or general advertising (within the meaning of Regulation D). Upon Closing, the Company has offered and sold the Securities only to “accredited investors” as such term is defined pursuant to the Securities Act and Rule 501 of Regulation D as promulgated thereunder (assuming the accuracy of the Purchasers’ representations and warranties set forth in Section 3.2 of this Agreement).

(ff)     Unlawful Payments. To the Company’s Knowledge, none of the Company, any of its Subsidiaries, nor any directors, executive officers, employees, agents or other Persons acting at the direction of or on behalf of the Company or any of its Subsidiaries, has, in the course of its actions for or on behalf of the Company: (a) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to foreign or domestic political activity; (b) made any unlawful payments to any foreign or domestic governmental officials or employees or to any foreign or domestic political parties or campaigns from corporate funds; (c) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended; or (d) made any other unlawful bribe, rebate, payoff, influence payment, kickback or other material unlawful payment to any foreign or domestic government official or employee.

(gg)     Off Balance Sheet Arrangements. There is no transaction, arrangement, or other relationship between the Company (or any Subsidiary) and an unconsolidated or other off balance sheet entity that is required to be disclosed by the Company in its SEC Reports and is not so disclosed and would have a Material Adverse Effect.

(hh)    Acknowledgment Regarding Purchasers’ Purchase of Securities. The Company acknowledges and agrees that each of the Purchasers is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby. The Company further acknowledges that no Purchaser is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated thereby and any advice given by any Purchaser or any of their respective representatives or agents in connection with the Transaction Documents and the transactions contemplated thereby is merely incidental to the Purchasers’ purchase of the Notes and Warrants. The Company represents to each Purchaser that the Company’s decision to enter into this Agreement and the other Transaction Documents has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

(ii)      PFIC. Neither the Company nor any of its Subsidiaries is or intends to become a “passive foreign investment company” within the meaning of Section 1297 of the U.S. Internal Revenue Code of 1986, as amended.

(jj)      OFAC. Neither the Company nor any of its Subsidiaries is, and, to the Company’s Knowledge, no director, executive officer, agent, employee, Affiliate or other Person acting for or on behalf of the Company or any of its Subsidiaries is, currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”). The Company will not knowingly use the proceeds of the sale of the Securities, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person or entity, towards any sales or operations in Cuba, Iran, Syria, Sudan, Myanmar or any other country sanctioned by OFAC or for the purpose of financing the activities of any Person currently subject to any U.S. sanctions administered by OFAC.

(kk)     Seniority of Liens. Subject to and upon the Closing, except for the Lien securing the Brainlab Debt, the Lien securing the Notes will be senior to all other Liens securing the Company’s indebtedness for borrowed money, including without limitation the Third Lien Notes.

(ll)      No Additional Agreements. The Company does not have any agreement or understanding with any Purchaser with respect to the transactions contemplated by the Transaction Documents other than as specified in the Transaction Documents.

3.2           Representations and Warranties of the Purchasers. Each Purchaser hereby, for itself and for no other Purchaser, represents and warrants as of the date hereof and as of the Closing Date to the Company as follows:

(a)     Authority. The Purchaser is either an individual or an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite power and authority to enter into and to consummate the transactions contemplated by the applicable Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. If the Purchaser is not an individual, the execution and delivery of this Agreement by such Purchaser and performance by such Purchaser of the transactions contemplated by this Agreement have been duly authorized by all necessary action on the part of such Purchaser. Each Transaction Document to which the Purchaser is a party has been duly executed by such Purchaser, and when delivered by such Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Purchaser, enforceable against it in accordance with its terms, except (i) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b)     No Conflicts. The execution, delivery and performance by the Purchaser of this Agreement and the other Transaction Documents to which it is a party, and the consummation by such Purchaser of the transactions contemplated hereby and thereby, will not (i) if applicable, result in a violation of the organizational documents of such Purchaser, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which such Purchaser is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to such Purchaser, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, have a material adverse effect on the ability of such Purchaser to perform its obligations hereunder or any of the other Transaction Documents to which such Purchaser is a party.

(c)     Investment Intent. The Purchaser understands that the Securities are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law, and the Purchaser is acquiring the Notes and Warrants and, upon exercise of the Warrants, will acquire the Warrant Shares issuable upon exercise thereof, as principal for its own account and not with a view to, or for distributing or reselling such Securities or any part thereof in violation of the Securities Act or any applicable state securities laws, provided, however, that by making the representations herein, such Purchaser does not agree to hold any of the Securities for any minimum period of time and reserves the right, subject to the provisions of this Agreement, the Note and the Warrant, at all times to sell or otherwise dispose of all or any part of such Securities in compliance with applicable federal and state securities laws. Such Purchaser is acquiring the Securities hereunder in the ordinary course of its business. Such Purchaser does not presently have any agreement, plan or understanding, directly or indirectly, with any Person to distribute or effect any distribution of any of the Securities (or any securities which are derivatives thereof) to or through any person or entity. The Purchaser is not a registered broker-dealer under Section 15 of the Exchange Act or an entity engaged in a business that would require it to be so registered as a broker-dealer.

(d)     Purchaser Status. At the time the Purchaser was offered Securities, it was, and at the date hereof it is, and on each date on which it exercises any Warrant it will be, an “accredited investor” as defined in Rule 501(a) under the Securities Act. The Investor Questionnaire delivered by the Purchaser in connection with this Agreement is complete and accurate in all respects as of the date of this Agreement and the Closing Date.

(e)     General Solicitation. The Purchaser is not purchasing Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general advertisement.

(f)      Experience. The Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. The Purchaser is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

(g)     Access to Information. The Purchaser acknowledges that it has had the opportunity to review the Disclosure Materials and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the Offering and the merits and risks of investing in the Securities, (ii) access to information about the Company and its Subsidiaries and their respective financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment, and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment. Neither such inquiries nor any other investigation conducted by or on behalf of the Purchaser or its representatives shall modify, amend or affect such Purchaser’s right to rely on the truth, accuracy and completeness of the Disclosure Materials and the Company’s representations and warranties contained in the Transaction Documents. The Purchaser has sought such accounting, legal and tax advice as it has considered necessary to make an informed decision with respect to its acquisition of the Securities.

(h)     Certain Trading Activities. Other than consummating the transactions contemplated hereunder, the Purchaser has not directly or indirectly, nor has any Person acting on behalf of or pursuant to any understanding with such Purchaser, engaged in any transactions in the securities of the Company (including, without limitation, any Short Sales involving the Company’s securities) since the time that such Purchaser was first contacted by the Company, any of the Placement Agents or any other Person regarding the specific investment contemplated hereby. Other than to other Persons party to this Agreement, such Purchaser has maintained the confidentiality of all disclosures made to it in connection with this transaction, including the existence and terms of this transaction.

(i)     Brokers and Finders. No Person will have, as a result of the transactions contemplated by this Agreement, any valid right, interest or claim against or upon the Company or any Purchaser for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Purchaser.

(j)     Independent Investment Decision. The Purchaser has independently evaluated the merits of its decision to purchase Securities pursuant to the Transaction Documents, and such Purchaser confirms that it has not relied on the advice of any other Purchaser’s business and/or legal counsel in making such decision. The Purchaser understands that nothing in this Agreement or any other materials presented by or on behalf of the Company to the Purchaser in connection with the purchase of the Securities constitutes legal, tax or investment advice. The Purchaser has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Securities. The Purchaser understands that the Placement Agents have acted solely as the agents of the Company in this placement of the Notes and Warrants and such Purchaser has not relied on the business or legal advice of the Placement Agents or any of their respective agents, counsel or Affiliates in making its investment decision hereunder, and the Purchaser confirms that none of such Persons has made any representations or warranties to such Purchaser in connection with the transactions contemplated by the Transaction Documents.

(k)     Reliance on Exemptions. The Purchaser understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Purchaser’s compliance with, the representations, warranties, agreements, acknowledgements and understandings of such Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of such Purchaser to acquire the Securities.

(l)     No Governmental Review. The Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the Offering.

(m)     No Registration. Such Purchaser understands that (i) the Securities have not been and are not being registered under the Securities Act or any state securities laws, and (ii) neither the Company nor any other Person is under any obligation to register the Securities under the Securities Act or any state securities laws.

(n)     Residency. The Purchaser’s residence (if an individual) or offices in which its investment decision with respect to the Securities was made (if an entity) are located at the address immediately below such Purchaser’s name on its signature page hereto.

3.3          No Other Representations. The Company and each of the Purchasers acknowledge and agree that no party to this Agreement has made or makes any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Agreement and the other Transaction Documents.

ARTICLE IV
OTHER AGREEMENTS OF THE PARTIES

4.1           Transfer Restrictions.

(a)     Compliance with Laws. Notwithstanding any other provision of this Article IV, each Purchaser covenants that Securities may be disposed of only pursuant to an effective registration statement under, and in compliance with the requirements of, the Securities Act, or pursuant to an available exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, and in compliance with any applicable state and federal securities laws. In connection with any transfer of Securities other than (i) pursuant to an effective registration statement, (ii) to the Company, or (iii) pursuant to Rule 144 (provided that the Purchaser provides the Company with reasonable assurances (in the form of seller and, if applicable, broker representation letters) that the securities may be sold pursuant to such rule), the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act.

(b)     Legends. The Notes and Warrants, as well as certificates evidencing Warrant Shares upon exercise of Warrants, shall bear any legend as required by the “blue sky” laws of any state and a restrictive legend in substantially the following form, until such time as they are not required under Section 4.1(c):

[THESE SECURITIES HAVE NOT BEEN REGISTERED] [NEITHER THESE SECURITIES NOR THE SECURITIES ISSUABLE UPON EXERCISE OF THESE SECURITIES HAVE BEEN REGISTERED] UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OR (B) AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS OR BLUE SKY LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY AND ITS TRANSFER AGENT OR (II) UNLESS SOLD PURSUANT TO RULE 144 UNDER THE SECURITIES ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

(c)     Removal of Legends. The legend set forth in Section 4.1(b) above shall be removed and the Company shall issue or caused to be issued a certificate or instrument without such legend or any other legend to the holder of the applicable Securities upon which it is stamped, if (i) such Securities are registered for resale under the Securities Act (provided that neither the Company nor any other Person is under any obligation to register the Securities), (ii) such Securities are sold or transferred pursuant to Rule 144 (if the transferor is not an Affiliate of the Company), or (iii) such Securities are eligible for sale under Rule 144 without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to such securities and without volume or manner-of-sale restrictions. Any fees associated with the removal of such legend shall be borne by the Company. Once a legend is no longer required for Warrant Shares, the Company will no later than three Trading Days following the delivery by a Purchaser (i) to the Company of an Exercise Notice in the manner stated in the Warrants to effect the exercise of such Warrant in accordance with its terms, and any other documents required by Section 4.1(a), or (ii) to the Transfer Agent (with notice to the Company) of a legended certificate representing the Warrant Shares (endorsed or with stock powers attached, signatures guaranteed, and otherwise in form necessary to affect the reissuance and/or transfer), deliver or cause to be delivered to such Purchaser a certificate representing such Warrant Shares that is free from all restrictive and other legends. The Company may not make any notation on its records or give instructions to the Transfer Agent that enlarge the restrictions on transfer set forth in this Section 4.1. Notwithstanding any of the foregoing to the contrary, certificates for Warrant Shares subject to legend removal hereunder may be transmitted by the Transfer Agent to a Purchaser by crediting the applicable balance account at the Depository Trust Company as directed by such Purchaser.

(d)     Acknowledgement. Each Purchaser hereunder acknowledges its primary responsibilities under the Securities Act and accordingly will not sell or otherwise transfer any Securities or any interest therein without complying with the requirements of the Securities Act. Both the Company and its Transfer Agent, and their respective directors, officers, employees and agents, may rely on this Section 4.1(d) and each Purchaser hereunder will indemnify and hold harmless each of such persons from any breaches or violations of this Section 4.1(d).

4.2     Reservation of Common Stock. The Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance from and after the Closing Date, the number of shares of Common Stock issuable upon exercise of the Warrants issued at the Closing (without taking into account any limitations on exercise of the Warrants set forth in the Warrants).

4.3     Furnishing of Information. In order to enable the Purchasers to sell the Securities under Rule 144, until the earlier of (i) one year from the Closing Date or (ii) the occurrence of a Fundamental Transaction (as defined in the Warrant) pursuant to which the Company is no longer a reporting company under the Exchange Act, the Company shall use its commercially reasonable efforts to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act. Except as set forth in clause (ii) above, during such period, if the Company is not required to file reports pursuant to the Exchange Act, it will prepare and furnish to the Purchasers and make publicly available in accordance with Rule 144(c) such information as is required for the Purchasers to sell the Securities under Rule 144.

4.4     No Integration. The Company shall not, and shall use its commercially reasonable efforts to ensure that no Affiliate of the Company shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that will be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities to the Purchasers.

4.5     Securities Laws Disclosure; Publicity. The Company shall issue a press release disclosing the material terms of the transactions contemplated hereby (the “Press Release”) no later than 9:00 A.M., New York City time, on the Trading Day immediately following the Offering Termination Date. In addition, the Company shall file a Current Report on Form 8-K with the Commission describing the terms of the Transaction Documents (and including as exhibits to such Current Report on Form 8-K this Agreement, the form of Note and the form of Warrant) within the time prescribed by the Exchange Act. Notwithstanding the foregoing, the Company shall not publicly disclose the name of any Purchaser or any Affiliate or investment adviser of any Purchaser, or include the name of any Purchaser or any Affiliate or investment adviser of any Purchaser in any press release or filing with the Commission or any regulatory agency or Trading Market without the prior written consent of such Purchaser, except (i) as required by federal securities law in connection with the filing of Transaction Documents (including signature pages thereto) with the Commission or (ii) to the extent such disclosure is otherwise required by law, request of the Staff of the Commission or Trading Market regulations. From and after the issuance of the Press Release, no Purchaser shall be in possession of any material, non-public information received from the Company, any Subsidiary or any of their respective officers, directors, employees or agents, that is not disclosed in the Press Release unless a Purchaser shall have executed a written agreement regarding the confidentiality of such information, which written agreement shall survive the execution of this Agreement and the Closing.

4.6     Confidentiality. Each Purchaser, severally and not jointly with the other Purchasers, covenants that, until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company as described in Section 4.5, (i) such Purchaser shall maintain the confidentiality of all disclosures made to it in connection with this transaction, including the existence and terms of this transaction and the information included in the Transaction Documents and Disclosure Schedules, and (ii) neither such Purchaser nor any Person acting on its behalf or pursuant to any understanding with it shall engage in any purchase or sale of securities of the Company (including Short Sales). Notwithstanding the preceding clause (ii), in the case of a Purchaser that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Purchaser’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Purchaser’s assets, the covenant set forth above shall apply only with respect to the portion of assets managed by the portfolio manager that has knowledge about the financing transaction contemplated by this Agreement.

4.7     Non-Public Information. Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, including this Agreement, the Company covenants and agrees that neither it, nor any other Person acting on its behalf, will provide any Purchaser or its agents or counsel with any information regarding the Company that the Company believes constitutes material non-public information without the express written consent of such Purchaser, unless prior thereto such Purchaser shall have executed a written agreement regarding the confidentiality of such information. The Company understands and confirms that each Purchaser shall be relying on the foregoing covenant in effecting transactions in securities of the Company.

4.8      Use of Proceeds. The Company shall use the net proceeds from the sale of the Notes and Warrants hereunder for working capital and general corporate purposes and shall not use such proceeds: (a) for the satisfaction of any portion of the Company’s indebtedness for borrowed money, other than the Notes, (b) for the redemption of any Common Stock or Common Stock Equivalents, or (c) for the settlement of any outstanding litigation.

4.9      Principal Trading Market Listing. If necessary, the Company shall prepare and file with the Principal Trading Market, in the time and manner required by such Principal Trading Market, an additional shares listing application covering all of the Warrant Shares and shall use its commercially reasonable efforts to take all steps necessary to cause all of the Warrant Shares to be approved for listing or quotation on the Principal Trading Market as promptly as possible thereafter.

4.10     Form D; Blue Sky. The Company agrees to timely file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof to any Purchaser, promptly upon such Purchaser’s written request. The Company shall take such action as the Company shall reasonably determine is necessary in order to qualify the Securities for sale at the Closing to the Purchasers, or to obtain an exemption from such qualification, under applicable state securities or “blue sky” laws, and the Company shall provide evidence of such actions promptly upon the written request of any Purchaser.

4.11     Delivery of Notes and Warrants After Closing. The Company shall deliver, or cause to be delivered, to each Purchaser the Note and Warrant purchased by such Purchaser within three Trading Days following the Closing Date.

4.12     Security Agreement; Collateral Agent. Purchaser irrevocably consents and agrees to the terms of the Security Agreement. Without limiting the generality of the foregoing, Purchaser (a) irrevocably consents to the Company’s selection of the Collateral Agent to serve in such capacity under the Security Agreement, (b) irrevocably designates and appoints the Collateral Agent as Purchaser’s collateral agent under the Security Agreement, (c) irrevocably authorizes the Collateral Agent to execute and deliver the Security Agreement, to take the actions on Purchaser’s behalf as set forth in the Security Agreement, and to perform such obligations and exercise such powers thereunder in accordance therewith, together with such powers as are reasonably incidental thereto, and (d) acknowledges and agrees that (i) the Collateral Agent shall not have any duties or responsibilities, except those expressly set forth in the Security Agreement, nor shall the Collateral Agent have or be deemed to have any fiduciary relationship with any Purchaser or the Company, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into the Security Agreement or otherwise exist against the Collateral Agent, and (ii) the Collateral Agent shall not responsible for the terms or contents of the Security Agreement, or for the validity or enforceability thereof, or the sufficiency thereof for any purpose.

4.13      Subordination of Notes to Brainlab Debt. Purchaser acknowledges and agrees that (a) the Notes will be subordinated in all respects, including in right of payment, to the Brainlab Debt, (b) Purchaser will not be entitled to receive any principal payment from the Company under the Notes, other than the semi-annual payments of accrued interest expressly provided in Section 4 of the Notes, until the Brainlab Debt has been discharged in full, and (c) the Lien securing the Notes will be junior in priority to the Lien securing the Brainlab Debt. Purchaser irrevocably authorizes the Collateral Agent, on Purchaser’s behalf, to take such action as may be requested by Brainlab AG or the Company to effectuate such subordination, including, without limitation, the execution and delivery of a subordination agreement (a “Subordination Agreement”), the terms of which will be binding on the Purchaser, and Purchaser irrevocably designates and appoints the Collateral Agent as Purchaser’s attorney-in-fact for any and all such purposes and authorizes the Collateral Agent to perform obligations and take actions under the Subordination Agreement in accordance with the terms thereof. Notwithstanding the foregoing, (i) at the Company’s request, Purchaser agrees to execute and deliver to the Company a counterpart signature page to the Subordination Agreement, and (ii) the Collateral Agent shall not have any duties or responsibilities with respect to the subject matter of the Subordination Agreement, except those expressly set forth in the Subordination Agreement, nor shall the Collateral Agent have or be deemed to have any fiduciary relationship with any Purchaser or the Company, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into the Subordination Agreement or otherwise exist against the Collateral Agent.

4.14     Amendment to Brainlab Debt. The Company agrees that, without the prior written consent of the Required Purchasers, the Company will not amend the Brainlab Debt to (1) extend the term of the Brainlab Debt such that its maturity date extends beyond the maturity date of the Notes or (2) increase the principal amount or the interest rate of the Brainlab Debt.

4.15     Equal Treatment of Purchasers. No consideration (including any modification of any Transaction Document) shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of this Agreement unless the same consideration is also offered to all of the parties to this Agreement. For clarification purposes, this provision constitutes a separate right granted to each Purchaser by the Company and negotiated separately by each Purchaser, and is intended for the Company to treat the Purchasers as a class and shall not in any way be construed as the Purchasers acting in concert or as a group with respect to the purchase, disposition or voting of Notes, Warrant Shares or otherwise.

ARTICLE V
CONDITIONS PRECEDENT TO CLOSING

5.1           Conditions Precedent to the Obligations of the Purchasers to Purchase Securities. The obligation of each Purchaser to acquire Notes and Warrants at the Closing is subject to the fulfillment, on or prior to the Closing Date, of each of the following conditions, any of which may be waived by such Purchaser (as to itself only):

(a)     Representations and Warranties. The representations and warranties of the Company contained herein shall be true and correct in all material respects (except for those representations and warranties which are qualified as to materiality, in which case such representations and warranties shall be true and correct in all respects) as of the date when made and as of the Closing Date, as though made on and as of such date, except for such representations and warranties that speak as of a specific date.

(b)     Performance. The Company shall have performed, satisfied and complied in all material respects with any and all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by it at or prior to the Closing.

(c)     No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents.

(d)     No Material Adverse Change. Since the date of execution of this Agreement, no event or series of events shall have occurred that has had a Material Adverse Effect.

(e)     No Suspensions of Trading in Common Stock. The Common Stock (i) shall be designated for listing or quotation on the Principal Trading Market and (ii) shall not have been suspended, as of the Closing Date, by the Commission or the Principal Trading Market from trading on the Principal Trading Market nor shall suspension by the Commission or the Principal Trading Market have been threatened, as of the Closing Date, either (A) in writing by the Commission or the Principal Trading Market or (B) by falling below any minimum listing maintenance requirements of the Principal Trading Market.

(f)      Company Deliverables. The Company shall have delivered the Company Deliverables in accordance with Section 2.2(a).

(g)     Boston Scientific Debt. The Company shall have discharged the Boston Scientific Debt in full, and the Lien securing the Boston Scientific Debt shall have been released.

(h)     Brainlab Consent. The Company shall have obtained the consent, waiver or authorization of Brainlab AG with respect to the transactions contemplated under this Agreement.

(i)      Second Priority Lien. The Company shall have obtained the consent, waiver or authorization of any Person(s) necessary for the Company to grant the second priority Lien pursuant to the Security Agreement to secure the Company’s obligations under the Notes, which includes, but is not necessarily limited to, holders of a majority in aggregate principal amount of the Third Lien Notes.

(j)      Minimum Aggregate Investment. The Company shall have received at the Closing at least $3.0 million of aggregate gross proceeds from the sale of Notes and Warrants hereunder.

5.2          Conditions Precedent to the Obligations of the Company to sell Securities. The Company’s obligation to sell and issue the Notes and Warrants at the Closing to each Purchaser is subject to the fulfillment on or prior to the Closing Date of the following conditions, any of which may be waived by the Company:

(a)     Representations and Warranties. The representations and warranties made by the Purchaser in Section 3.2 hereof shall be true and correct in all material respects (except for those representations and warranties which are qualified as to materiality, in which case such representations and warranties shall be true and correct in all respects) as of the date when made, and as of the Closing Date as though made on and as of such date, except for representations and warranties that speak as of a specific date.

(b)    Performance. The Purchaser shall have performed, satisfied and complied in all material respects with any and all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by such Purchaser at or prior to the Closing Date.

(c)    No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents.

(d)           Boston Scientific Debt. The Company shall have discharged the Boston Scientific Debt in full, and the Lien securing the Boston Scientific Debt shall have been released.

(e)           Second Priority Lien. The Company shall have obtained the consent, waiver or authorization of any Person(s) necessary for the Company to grant the second priority Lien pursuant to the Security Agreement to secure the Company’s obligations under the Notes.

(f)            Brainlab Consent. The Company shall have obtained the consent, waiver or authorization of Brainlab AG with respect to the transactions contemplated under this Agreement.

(g)           Purchasers Deliverables. The Purchaser shall have delivered its Purchaser Deliverables in accordance with Section 2.2(b).

5.3           Termination of Obligations to Effect Closing.

(a)            The obligations of the Company, on the one hand, and the Purchasers, on the other hand, to effect the Closing shall terminate as follows:

(i)	Upon the mutual written consent of the Company and the Required Purchasers;

(ii)	By the Company if any of the conditions set forth in Section 5.2 shall have become incapable of fulfillment, and shall not have been waived by the Company;

(iii)	By the Required Purchasers if any of the conditions set forth in Section 5.1 shall have become incapable of fulfillment, and shall not have been waived by such Required Purchasers; or

(iv)	By either the Company or the Required Purchasers if the Closing has not occurred on or before the Offering Termination Date;

provided, however, that, except in the case of clause (i) above, the party seeking to terminate its obligation to effect the Closing shall not then be in breach of any of its representations, warranties, covenants or agreements contained in this Agreement or the other Transaction Documents if such breach has resulted in the circumstances giving rise to such party’s seeking to terminate its obligation to effect the Closing.

(b)            In the event of termination by the Company or the Required Purchasers of their obligations to effect the Closing pursuant to this Section 5.3, written notice thereof shall forthwith be given to the other Purchasers by the Company. Nothing in this Section 5.3 shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement or the other Transaction Documents or to impair the right of any party to compel specific performance by any other party of its obligations under this Agreement or the other Transaction Documents.

ARTICLE VI
MISCELLANEOUS

6.1         Fees and Expenses. The Company and the Purchasers shall each pay the fees and expenses of their respective advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party in connection with the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all stamp taxes and all other taxes and duties, if any, levied in connection with the sale and issuance of the Notes and Warrants to the Purchasers.

6.2         Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements, understandings, discussions and representations, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules. At or after the Closing, and without further consideration, the Company and the Purchasers will execute and deliver to the other such further documents as may be reasonably requested in order to give practical effect to the intention of the parties under the Transaction Documents.

6.3     Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile (provided the sender receives a machine-generated confirmation of successful transmission) at the facsimile number specified in this Section 6.3 prior to 5:00 P.M., New York City time, on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section 6.3 on a day that is not a Trading Day or later than 5:00 P.M., New York City time, on any Trading Day, (c) the Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service with next day delivery specified, or (d) upon actual receipt by the party to whom such notice is required to be given, if such notice or communication is delivered via electronic mail or any other method not identified in the preceding clauses (a) – (c). The address for such notices and communications shall be as follows:

If to the Company:	MRI Interventions, Inc.
One Commerce Square, Suite 2550
Memphis, TN 38103
Telephone No.: (901) 522-9300
Facsimile No.: (901) 522-9400
Attention: Vice President, Business Affairs
E-mail: othomas@mriinterventions.com

With a copy to:	Baker, Donelson, Bearman, Caldwell & Berkowitz, PC

165 Madison Avenue, Suite 2000
Memphis, TN 38103
Telephone No.: (901) 577-2343
Facsimile No.: (901) 577-4234
Attention: Richard F. Mattern
E-mail: rmattern@bakerdonelson.com

If to a Purchaser:	To the address set forth under such Purchaser’s name on the signature page hereof;

or such other address as may be designated in writing hereafter, in the same manner, by such Person.

6.4     Amendments; Waivers; No Additional Consideration. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and Required Purchasers at the time of the amendment (which amendment shall be binding on all Purchasers) or, in the case of a waiver, by the party against whom enforcement of any such waiver provision is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right. No consideration shall be offered or paid to any Purchaser to amend or consent to a waiver or modification of any provision of this Agreement unless the same consideration is also offered to all of the Purchasers.

6.5     Construction. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. This Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement or any other Transaction Documents.

6.6     Successors and Assigns. The provisions of this Agreement shall inure to the benefit of and be binding upon the parties and their successors and permitted assigns. This Agreement, or any rights or obligations hereunder, may not be assigned by the Company without the prior written consent of the Required Purchasers at that time, except in the event of a merger or in connection with another entity acquiring all or substantially all of the Company’s assets.

6.7     No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except each Purchaser Party is an intended third party beneficiary of Section 4.9.

6.8     Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

6.9     Survival. Subject to applicable statute of limitations, the representations, warranties, agreements and covenants contained herein shall survive the Closing and the delivery of the Notes and Warrants pursuant to the Closing.

6.10     Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

6.11     Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

6.12     Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, whenever any Purchaser exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligation within the period therein provided, then such Purchaser may, in its sole discretion, rescind or withdraw any such notice, demand or election in whole or in part, without prejudice to its future actions and rights, upon written notice to the Company prior to the Company’s performance of the related obligation.

6.13     Replacement of Securities. If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company and, if applicable, the Transfer Agent of such loss, theft or destruction and the execution by the holder thereof of a customary lost certificate affidavit of that fact and an agreement to indemnify and hold harmless the Company and, if applicable, the Transfer Agent for any losses in connection therewith or, if required by the Transfer Agent, a bond in such form and amount as is required by the Transfer Agent. The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Securities. If a replacement certificate or instrument evidencing any Securities is requested due to a mutilation thereof, the Company may require delivery of such mutilated certificate or instrument as a condition precedent to any issuance of a replacement.

6.14     Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Purchasers and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agree to waive in any action for specific performance of any such obligation (other than in connection with any action for a temporary restraining order) the defense that a remedy at law would be adequate.

6.15     Payment Set Aside. To the extent that the Company makes a payment or payments to any Purchaser pursuant to any Transaction Document or a Purchaser enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

6.16     Additional Closings. Each Purchaser acknowledges that, in addition to the Closing, the Company may hold one or more other closings for the purchase and sale of Notes and Warrants in the Offering, whether before and/or after the Closing Date; provided, that (i) the Company will not hold another such closing on terms that differ, in any material respect, from those set forth in this Agreement, without the prior consent of each Purchaser, and (ii) the Final Closing Date must be on or prior to the Offering Termination Date.

6.17     Independent Nature of Purchasers’ Obligations and Rights. The obligations of each Purchaser under any Transaction Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under any Transaction Document. The decision of each Purchaser to purchase Securities pursuant to the Transaction Documents has been made by such Purchaser independently of any other Purchaser and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company or any Subsidiary which may have been made or given by any other Purchaser or by any agent or employee of any other Purchaser, and no Purchaser and none of its agents or employees shall have any liability to any other Purchaser (or any other Person) relating to or arising from any such information, materials, statements or opinions. Nothing contained herein or in any other Transaction Document, and no action taken by any Purchaser pursuant hereto or thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Purchaser acknowledges that no other Purchaser has acted as agent for such Purchaser in connection with making its investment hereunder and that no Purchaser will be acting as agent of such Purchaser in connection with monitoring its investment in the Securities or enforcing its rights under the Transaction Documents. Each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any Proceeding for such purpose. It is expressly understood and agreed that each provision contained in this Agreement is between the Company and a Purchaser, solely, and not between the Company and the Purchasers collectively and not between and among the Purchasers.

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IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed as of the date first indicated above.

MRI Interventions, Inc.

By:

      Name:

      Title:

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Company Signature Page to Securities Purchase Agreement

Aggregate Purchase Price (Subscription Amount):

If Purchaser is an INDIVIDUAL, or if purchased as JOINT TENANTS, as TENANTS IN COMMON or as COMMUNITY PROPERTY:

Print Name(s)	Social Security Number(s)
Signature(s) of Purchaser(s)	Signature(s) of Purchaser(s)
Address: Telephone: Fax: Email:

If Purchaser is a CORPORATION, LIMITED LIABILITY COMPANY, PARTNERSHIP or TRUST:

Name of Entity By: Name: Title:	Federal Taxpayer ID Number State of Organization
Address: Telephone: Fax: Email:

Purchaser Signature Page to Securities Purchase Agreement

Schedule 3.1(a)

Subsidiaries

Name of Subsidiary	Jurisdiction of Formation

MRI Interventions (Canada) Inc.	Canada (New Brunswick)

Schedule 3.1(e)

Filings, Consents and Approvals

Under the loan documents with respect to the Boston Scientific Debt, the Company is not permitted to incur indebtedness for borrowed money, or to create or grant a lien on the Company’s properties, assets or rights, without the prior consent of Boston Scientific Corporation (“Boston Scientific”). As set forth in Section 5.1 and Section 5.2 of the Agreement, the discharge of the Boston Scientific Debt, and the release of the Lien securing the Boston Scientific Debt, is a condition precedent to the Closing.

Under the loan documents with respect to the Brainlab Debt, the Company is not permitted to incur certain indebtedness for borrowed money, or to create or grant certain liens on the Company’s properties, assets or rights, without the prior consent of Brainlab AG. As set forth in Section 5.1 and Section 5.2 of the Agreement, the consent, waiver or authorization of Brainlab AG to the transactions contemplated by this Agreement is a condition precedent to the Closing.

In November 2010, the Company issued junior secured notes in the aggregate principal amount of $3,000,000 (the “Third Lien Notes”) to then existing stockholders and other then existing investors. The Third Lien Notes mature in November 2020, and they are secured by a Lien on the Company properties, assets and rights (the “Third Lien Notes Lien”). The consent of holders of a majority in aggregate principal amount of the Third Lien Notes is required to subordinate the Third Lien Notes Lien to the Lien securing the Notes. As set forth in Section 5.1 and Section 5.2 of the Agreement, the consent of such holders is a condition precedent to the Closing.

Schedule 3.1(g)

Capitalization

The authorized capital stock of the Company consists of: (i) 100,000,000 shares of Common Stock; and (ii) 25,000,000 shares of preferred stock, par value $0.01 per share.

As of January 31, 2014, there were: (i) 58,726,724 shares of Common Stock outstanding, (ii) no shares of preferred stock outstanding; (iii) 7,475,225 shares of Common Stock subject to outstanding options issued by the Company; and (iv) 12,136,865 shares of Common Stock subject to outstanding warrants issued by the Company.

Each of the notes evidencing the Boston Scientific Debt is convertible, at Boston Scientific’s option, into one share of the Company’s preferred stock at a conversion price of $8.00 per share, unless Boston Scientific elected to convert in connection with a qualified financing, in which case the notes would convert at the lower of $8.00 per share or the price per share paid by investors in the qualified financing. A “qualified financing” is defined as any equity financing in which shares of the Company’s preferred stock are issued in exchange for cash proceeds. As set forth in Section 5.1 and Section 5.2 of the Agreement, the discharge of the Boston Scientific Debt, and the release of the Lien securing the Boston Scientific Debt, is a condition precedent to the Closing.

In July 2012, the Company sold, among other securities, warrants to purchase 2,727,274 shares of Common Stock to various purchasers in a private placement. The exercise price of the warrants issued by the Company in such private placement is subject to weighted average anti‐dilution protection, such that the exercise price will be adjusted downward (on a weighted average basis) to the extent the Company issues Common Stock or Common Stock Equivalents in a financing transaction at a price below the then prevailing warrant exercise price. Those warrants currently have an exercise price of $1.41 per share.

In January 2013, the Company sold, among other securities, warrants to purchase 4,600,842 shares of Common Stock to various purchasers in a private placement. The exercise price of the warrants issued by the Company in such private placement is subject to anti‐dilution protection. In the event the Company issues Common Stock or Common Stock Equivalents in a financing transaction at a price below the then prevailing warrant exercise price, the exercise price of the warrants will be adjusted downward to the price at which the Company issues the Common Stock or Common Stock Equivalents. Those warrants currently have an exercise price of $1.75 per share.

Schedule 3.1(o)

Liens

The Boston Scientific Debt is secured by a Lien on the Company’s properties, assets and rights. As set forth in Section 5.1 and Section 5.2 of the Agreement, the discharge of the Boston Scientific Debt, and the release of the Lien securing the Boston Scientific Debt, is a condition precedent to the Closing.

The Brainlab Debt is secured by a Lien on the Company’s properties, assets and rights. The Lien securing the Notes will be junior in priority to the Lien securing the Brainlab Debt.

The Third Lien Notes are secured by a Lien on the Company’s properties, assets and rights. The Lien is held by Landmark Community Bank, as collateral agent for the ratable benefit of the holders of the Third Lien Notes.

Exhibit A

Form of 10% Second Priority Secured Non-Convertible Promissory Note

[see attached]

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OR (B) AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS OR BLUE SKY LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY AND ITS TRANSFER AGENT OR (II) UNLESS SOLD PURSUANT TO RULE 144 UNDER THE SECURITIES ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

THIS PROMISSORY NOTE AND THE RIGHTS AND OBLIGATIONS EVIDENCED HEREBY ARE SUBORDINATE IN THE MANNER AND TO THE EXTENT SET FORTH IN SECTION 7 BELOW. THE HOLDER OF THIS INSTRUMENT, BY ITS ACCEPTANCE HEREOF, IRREVOCABLY AGREES TO BE BOUND BY SUCH PROVISIONS.

MRI INTERVENTIONS, inc.

12% SECOND-PRIORITY SECURED
NON-CONVERTIBLE PROMISSORY NOTE DUE 2019

US$	________________, 2014

FOR VALUE RECEIVED, the undersigned, MRI INTERVENTIONS, INC., a Delaware corporation (the “Company”), hereby promises to pay to the order of ________________ or its registered assigns (collectively, the “Holder”) the principal amount of ___________ Dollars (US$__________), together with accrued and unpaid interest thereon as described herein.

This 12% second-priority secured non-convertible promissory note due 2019 (this “Note”) is one of a series of similar notes issued pursuant to that certain Securities Purchase Agreement dated as of February [●], 2014, by and among the Company and the Purchasers identified therein (the “Purchase Agreement”). All such notes, together with any other 12% second-priority secured non-convertible promissory notes due 2019 issued by the Company as part of the same financing, are referred to herein, collectively, as the “Notes.”

1.            Definitions.

(a)     In addition to the terms defined elsewhere in this Note, the following terms have the meanings indicated:

“Business Day” means any day except Saturday, Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Collateral Agent” means the collateral agent under the Security Agreement.

“Fundamental Transaction” means that (A) the Company shall, directly or indirectly, in one or more related transactions, (1) consolidate or merge with or into (whether or not the Company is the surviving corporation) another Person (but excluding a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Company), or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company to another Person, or (3) allow another Person to make a purchase, tender or exchange offer that is accepted by the holders of more than the 50% of the outstanding shares of common stock of the Company (“Common Stock”) (not including any shares of Common Stock held by the Person or Persons making or party to, or associated or affiliated with the Persons making or party to, such purchase, tender or exchange offer), or (4) consummate a stock purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires more than 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock purchase agreement or other business combination), or (5) reorganize, recapitalize or reclassify its Common Stock, or (B) any “person” or “group” (as these terms are used for purposes of Sections 13(d) and 14(d) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”)) is or shall become the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 50% of the aggregate ordinary voting power represented by issued and outstanding Common Stock.

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“Original Issuance Date” means [___________], 2014.

“Required Holders” means, at any time, holders of a majority in aggregate principal amount of the Notes then outstanding.

“Securities Act” means the Securities Act of 1933, as amended.

“Security Agreement” means that certain Security Agreement by and between the Company and Landmark Community Bank, as collateral agent for the ratable benefit of the holders of the Notes.

“Senior Debt” shall mean all indebtedness, including principal and all accrued interest thereon, outstanding under that certain Amended and Restated Subordinated Secured Note Due 2016 issued by the Company to Brainlab AG, dated as of March 6, 2013, in the principal amount of $4,289,444.44, as such note may be amended and in effect from time to time.

“Senior Lender” shall mean Brainlab AG, so long as any Senior Debt remains outstanding.

“Subordination Agreement” shall mean an agreement among the Senior Lender, the Collateral Agent and the Company effectuating the subordination of the Company’s obligations under the Notes, and the liens securing the Company’s obligations under the Notes, to the Senior Debt and the liens arising out of or securing the Senior Debt, as otherwise contemplated in Section 7 hereof.

“Third Lien Notes” shall mean the Junior Secured Promissory Notes Due 2020 issued by the Company.

(b)     Capitalized terms that are not otherwise defined herein have the meanings given to such terms in the Purchase Agreement.

2.            Principal Amount. The original principal amount represented by this Note is _____________ Dollars (US$___________).

3.            Interest. The unpaid principal balance from time to time outstanding hereunder shall bear interest from the date hereof until paid in full at a fixed rate of twelve percent (12.0%) per annum. Interest will accrue on this Note from and including the first date above on the basis of a 360-day year for the actual number of days elapsed. If any amount payable under this Note is not paid when due (without regard to applicable grace periods), whether at stated maturity, by acceleration or otherwise, such overdue amount shall bear interest at a fixed rate of fifteen percent (15.0%) per annum from the date of such non-payment until such amount is paid in full.

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4.            Payment of Principal and Interest. Interest shall be payable semi-annually, in arrears, on each six-month and one-year anniversary of the Original Issuance Date prior to the Maturity Date (as defined below), except if such date is not a Business Day, in which case such interest shall be payable on the next succeeding Business Day. Subject to earlier payment as provided for elsewhere in this Note, the Company shall pay to the Holder the entire unpaid principal amount and all unpaid accrued interest under this Note in full on the fifth (5th) year anniversary of the Original Issuance Date (the “Maturity Date”), except if such date is not a Business Day, in which case such principal and interest shall be payable on the next succeeding Business Day. Principal and interest due hereunder shall be paid in lawful money of the United States of America in immediately available federal funds or the equivalent at the address of the Holder set forth in the records of the Company or at such other address as the Holder may designate. All payments made hereunder shall first be applied to interest then due and payable and any excess payment shall then be applied to reduce the principal amount. Upon payment in full of all principal and interest payable hereunder, the Holder shall promptly surrender this Note to the Company for cancellation.

5.            Prepayment. Subject to the provisions of Section 7 hereof and any Subordination Agreement, following the third (3rd) anniversary of the Original Issuance Date the Company shall be permitted to prepay, without penalty or premium, all, but not less than all, of the unpaid principal amount and any unpaid accrued interest under the Notes at any time. Subject to the provisions of Section 7 hereof and any Subordination Agreement, prior to the third (3rd) anniversary of the Original Issuance Date the Company shall be permitted to prepay all, but not less than all, of the unpaid principal amount and any unpaid accrued interest under the Notes at any time, provided that the Company shall also pay the applicable pre-payment premium set forth below (calculated as a percentage of the outstanding principal amount of the Notes):

Time of Prepayment	Premium
Prior to the first anniversary of the Original Issuance Date	10%
Following the first anniversary of the Original Issuance Date, but prior to the second anniversary of the Original Issuance Date	8%
Following the second anniversary of the Original Issuance Date, but prior to the third anniversary of the Original Issuance Date	6%

6.            Security Interest. This Note is secured by a security interest in the Company’s property and assets pursuant to the Security Agreement, to which reference is made for a description of the security for this Note.

7.            Subordination. Except as expressly provided in Section 4 above with respect to semi-annual payments of accrued interest, the Company and the Holder hereby agree that the obligations of the Company to the Holder hereunder shall be subordinated in all respects, including in right of payment, to the Senior Debt and that the Holder shall not be entitled to receive any payment from the Company hereunder until the Senior Debt has been discharged in full. The Holder, by its acceptance of this Note, (a) irrevocably authorizes the Collateral Agent, on the Holder’s behalf, to take such action as may be requested by the Senior Lender or the Company to effectuate such subordination as provided in this Section 7, including, without limitation, the execution and delivery of a Subordination Agreement, the terms of which will be binding on the Holder, and (b) irrevocably appoints and designates the Collateral Agent as the Holder’s attorney-in-fact for any and all such purposes and authorizes the Collateral Agent to perform obligations and take actions under the Subordination Agreement in accordance with the terms thereof. The Holder of this Note, whether upon original issue or upon assignment hereof, by such Holder’s acceptance hereof, agrees that this Note shall be subject to the provisions of such Subordination Agreement. Notwithstanding the foregoing, (i) at the Company’s request, the Holder agrees to execute and deliver to the Company a counterpart signature page to the Subordination Agreement, and (ii) the Collateral Agent shall not have any duties or responsibilities with respect to the subject matter of the Subordination Agreement, except those expressly set forth in the Subordination Agreement, nor shall the Collateral Agent have or be deemed to have any fiduciary relationship with the Holder or the Company, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into the Subordination Agreement or otherwise exist against the Collateral Agent. The Company covenants that without the prior written consent of the Required Holders, it will not amend the Senior Debt to (1) extend the term of the Senior Debt such that its maturity date extends beyond the maturity date of the Notes or (2) increase the principal amount or the interest rate of the Senior Debt. The Company acknowledges and agrees that the Third Lien Notes are subordinate to this Note.

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8.            Default; Acceleration; Waiver.

(a)     An “Event of Default” under this Note shall mean the occurrence of any of the following events:

(i)        The Company shall fail to make payment of any amount as required by this Note within thirty (30) days after the same becomes due and payable;

(ii)      Commencement of proceedings for the liquidation of the Company, or any other termination or winding-up of its existence or business,

(iii)      Material breach by the Company of any provision of the Security Agreement, provided, that such breach shall not be deemed an Event of Default if such breach is cured prior to the twenty-first (21st) day following the date the Company become aware of the factual circumstances giving rise to the breach;

(iv)      A material representation or warranty made by the Company in the Security Agreement shall prove to have been false in any material respect when made, provided, that such breach shall not be deemed an Event of Default if such breach is cured prior to the thirty-first (31st) day following the date the Company becomes aware of the factual circumstances giving rise to the breach, unless such breach has had a material impairment on the Holder’s rights under this Note;

(v)       Commencement by the Company of any bankruptcy, insolvency, receivership or similar proceedings under any federal or applicable state law;

(vi)      Commencement against the Company of any bankruptcy, insolvency, receivership or similar proceeding under any federal or applicable state law by creditors of the Company, provided, that such proceeding shall not be deemed an Event of Default if such proceeding is dismissed within ninety (90) days of commencement; or

(vii)     A default occurs under any mortgage, indenture or instrument by which there may be secured or evidenced any indebtedness for money borrowed by the Company, whether such indebtedness exists on the date of this Note or shall be created thereafter, which default (A) is caused by a failure to pay principal of or interest on such indebtedness prior to the expiration of any applicable grace period (a “Payment Default”), or (B) results in the acceleration of such indebtedness prior to its express maturity, and, in each case, the principal amount of such indebtedness, together with the principal amount of any other indebtedness for money borrowed by the Company under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $2,500,000 or more.

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(b)     The Company shall promptly, subject to any and all applicable grace or cure periods, furnish the Holders with written notice of the occurrence of any event or the existence of any event, circumstance, or condition which constitutes an Event of Default under the terms of this Note. Upon the occurrence of any Event of Default (other than an Event of Default as specified in Section 8(a)(v) or Section 8(a)(vi)) and so long as such Event of Default is continuing, subject to the provisions of Section 7 above and any Subordination Agreement, the Required Holders may, at their option and upon written notice of acceleration given to the Company, declare the entire unpaid portion of the principal amount and all unpaid accrued interest under the Notes due and payable. Subject to the provisions of Section 7 above and any Subordination Agreement, if an Event of Default specified in Section 8(a)(v) or Section 8(a)(vi) occurs and is continuing, then the entire unpaid portion of the principal amount and all unpaid accrued interest under the Notes shall automatically, and without any notice or any other action on the part of the Holder or any other holders of Notes, become due and payable immediately.

(c)     Prior to or after any notice of acceleration given to the Company, the Required Holders may, on behalf of all holders of the Notes, waive any Event of Default that has occurred hereunder and its consequences. Whenever any Event of Default hereunder shall have been waived as permitted by this Section 8(c), such Event of Default shall for all purposes of the Notes be deemed to have been cured and to be not continuing.

(d)     The rights and remedies provided by this Note shall be cumulative, and shall be in addition to, and not exclusive of, any other rights and remedies available at law or in equity.

9.            Notices. Any and all notices or other communications or deliveries hereunder shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered (A) via facsimile at the facsimile number specified in the Purchase Agreement or (B) via email at the email address specified in the Purchase Agreement, prior to 5:30 p.m., New York City time, on a Trading Day (as defined in the Purchase Agreement), (ii) the next Trading Day after the date of transmission, if such notice or communication is delivered (A) via facsimile at the facsimile number specified in the Purchase Agreement or (B) via email at the email address specified in the Purchase Agreement, on a day that is not a Trading Day or later than 5:30 p.m., New York City time, on any Trading Day, (iii) the Trading Day following the date of mailing, if sent by nationally recognized overnight courier service specifying next business day delivery, or (iv) upon actual receipt by the Person to whom such notice is required to be given, if by hand delivery. The address and facsimile number of a Person for such notices or communications shall be as set forth in the Purchase Agreement unless changed by such Person by two Trading Days’ prior notice to the Company in accordance with this Section 9.

10.          Registration of Notes. The Company shall register this Note upon records to be maintained by the Company for that purpose (the “Note Register”), in the name of the record Holder (which shall include the initial Holder or, as the case may be, any registered assignee to which this Note is permissibly assigned hereunder). The Company may deem and treat the registered Holder of this Note as the absolute owner hereof for the purpose of any payment to the Holder, and for all other purposes, absent actual notice to the contrary.

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11.          Registration of Transfers; Successors and Assigns.

(a)     Subject to the restrictions on transfer set forth in this Note and in Section 4.1 of the Purchase Agreement, and compliance with applicable securities laws, this Note may be assigned by the Holder. The Company shall register the permitted transfer of this Note in the Note Register, upon surrender of this Note, with the Form of Assignment attached hereto as Schedule 1 duly completed and signed, to the Company at its address specified in the Purchase Agreement, and (i) delivery, at the request of the Company, of an opinion of counsel reasonably satisfactory to the Company to the effect that the transfer of this Note may be made pursuant to an available exemption from the registration requirements of the Securities Act and all applicable state securities or blue sky laws and (ii) delivery by the transferee of a written statement to the Company certifying that the transferee is an “accredited investor” as defined in Rule 501(a) under the Securities Act and making the representations and certifications set forth in Sections 3.2(b), (c), (d), (f) and (k) of the Purchase Agreement, in each case to the Company at its address specified in the Purchase Agreement. Upon any such registration of transfer, a new promissory note in substantially the form of this Note (any such new promissory note, a “New Note”) shall be issued to the transferee. The acceptance of the New Note by the transferee thereof shall be deemed the acceptance by such transferee of all of the rights and obligations in respect of the New Note that the Holder has in respect of this Note. The Company shall prepare, issue and deliver at its own expense any New Note under this Section 11(a).

(b)     This Note may not be assigned by the Company without the written consent of the Holder except to a successor in the event of a Fundamental Transaction.

(c)     This Note shall be binding on and inure to the benefit of the Company and the Holder and their respective successors and permitted assigns. Subject to the preceding sentence, nothing in this Note shall be construed to give to any Person other than the Company and the Holder any legal or equitable right, remedy or cause of action under this Note.

12.          Usury Laws. It is the intention of the Company and the Holder to conform strictly to all applicable usury laws now or hereafter in force, and any interest payable under this Note shall be subject to reduction to an amount that is the maximum legal amount allowed under the applicable usury laws as now or hereafter construed by the courts having jurisdiction over such matters. The aggregate of all interest contracted for under this Note shall under no circumstances exceed the maximum legal rate upon the principal amount remaining unpaid from time to time. If such interest does exceed the maximum legal rate, it shall be deemed a mistake and such excess shall be canceled automatically and, if theretofore paid, rebated to the Company or credited on the principal amount, or if this Note has been repaid, then such excess shall be rebated to the Company.

13.          Miscellaneous.

(a)     Any term of this Note may be amended or waived with the written consent of the Company and the Holder. In addition, any term of this Note may be amended or waived (including, without limitation, any Event of Default that has occurred hereunder) with the written consent of the Company and the Required Holders, provided that any such amendment or waiver affects and applies to all of the Notes. It shall not be necessary for the consent of the Holder or any other holder of a Note to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof

(b)     Wherever in this Note reference is made to the Company or the Holder, such reference shall be deemed to include, as applicable, a reference to their respective successors and permitted assigns, and the provisions of this Note shall be binding upon and shall inure to the benefit of such successors and permitted assigns.

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(c)     This Note shall in all respects be governed by and construed in accordance with the laws of the State of New York without regard to conflicts of law principles of any jurisdiction to the contrary.

(d)     The captions of the Sections of this Note are inserted solely for ease of reference and shall not be considered in the interpretation or construction of this Note.

(e)     The Holder, by acceptance of this Note, hereby represents and warrants that this Note has been acquired by the Holder for investment only and not for resale or distribution hereof. The Holder, by acceptance of this Note, further understands, covenants and agrees that the Company is under no obligation and has made no commitment to provide for registration of this Note under the Securities Act or applicable state securities laws.

(f)     The Holder, by acceptance of this Note, irrevocably consents and agrees to the terms of the Security Agreement. Without limiting the generality of the foregoing, the Holder (i) irrevocably consents to the Company’s selection of the Collateral Agent to serve in such capacity under the Security Agreement, (ii) irrevocably designates and appoints the Collateral Agent as the Holder’s collateral agent under the Security Agreement, (iii) irrevocably authorizes the Collateral Agent to execute and deliver the Security Agreement, to take the actions on the Holder’s behalf as set forth in the Security Agreement, and to perform such obligations and exercise such powers thereunder in accordance therewith, together with such powers as are reasonably incidental thereto, and (iv) acknowledges and agrees that (A) the Collateral Agent shall not have any duties or responsibilities, except those expressly set forth in the Security Agreement, nor shall the Collateral Agent have or be deemed to have any fiduciary relationship with the Holder or the Company, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into the Security Agreement or otherwise exist against the Collateral Agent, and (B) the Collateral Agent shall not responsible for the terms or contents of the Security Agreement, or for the validity or enforceability thereof, or the sufficiency thereof for any purpose.

(g)     The Company waives presentment, notice and demand, notice of protest, notice of demand and dishonor, and notice of nonpayment of this Note.

(h)     In the event that any provision of this Note is illegal, invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform to such statute or rule of law. Any such provision which may prove illegal, invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of this Note. Nothing contained herein shall be deemed or operate to preclude the Holder from bringing suit or taking other legal action against the Company in any other jurisdiction to collect on the Company’s obligations to the Holder or to enforce a judgment or other court ruling in favor of the Holder. THE COMPANY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS NOTE OR ANY TRANSACTION CONTEMPLATED HEREBY.

(i)     No delay in the exercise of any right or remedy of any party hereto shall operate as a waiver thereof, and no single or partial exercise of any such right or remedy shall preclude other or future exercise thereof or the exercise of any other right or remedy.

(j)     It is expressly understood and agreed by the parties hereto that if it is necessary to enforce payment of this Note through the engagement or efforts of an attorney or by suit, the Company shall pay reasonable attorneys’ fees, expenses of counsel, and other costs of collection actually incurred by the Holder.

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(k)     This Note may be executed in counterparts, each of which shall be deemed an original, but both of which shall constitute one and the same Note, and the agreement and acceptance of the Holder by counterpart is a valid agreement and acceptance.

[The next page is the signature page]

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IN WITNESS WHEREOF, the Company has executed, acknowledged and delivered this Note as of the day and year first above written.

MRI INTERVENTIONS, INC.

By:
Name
Title

AGREED TO AND ACCEPTED BY:

Signature

Print Name

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SCHEDULE 1

MRI INTERVENTIONS, INC.

FORM OF ASSIGNMENT

[To be completed and executed by the Holder only upon transfer of the Note]

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _________________________________________ (the “Transferee”), whose address is set forth below, the within 12% Second-Priority Secured Non-Convertible Promissory Note Due 2019 (the “Note”) issued by MRI Interventions, Inc., a Delaware corporation (the “Company”), and appoints the Secretary of the Company as attorney to transfer the Note on the books of the Company, with full power of substitution in the premises. In connection therewith, the undersigned represents, warrants, covenants and agrees to and with the Company that:

(a)

the offer and sale of the Note contemplated hereby is being made in compliance with Section 4(1) of the Securities Act of 1933, as amended (the “Securities Act”), or another valid exemption from the registration requirements of Section 5 of the Securities Act and in compliance with all applicable securities laws of the states of the United States;

(b)

the undersigned has not offered to sell the Note by any form of general solicitation or general advertising, including, but not limited to, any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, and any seminar or meeting whose attendees have been invited by any general solicitation or general advertising;

(c)	the undersigned has read the Transferee’s investment letter included herewith, and to the undersigned’s actual knowledge, the statements made therein are true and correct; and

(d)

the undersigned understands that the Company may condition the transfer of the Note contemplated hereby upon the delivery to the Company by the undersigned or the Transferee, as the case may be, of a written opinion of counsel (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that such transfer may be made without registration under the Securities Act and under applicable securities laws of the states of the United States.

The Transferee’s address is:

Dated:

(Person executing this Assignment signs here)	(Print name of person executing this Assignment)

(Signature must conform in all respects to name of the holder as specified on the face of the Note)

SIGNATURE GUARANTEED:

(Name of Bank, Trust Company or Broker)	(Official Signature)

Exhibit B

Form of Security Agreement

[see attached]

SECURITY AGREEMENT

THIS SECURITY AGREEMENT (as it may be amended or modified from time to time, this, “Agreement”) is made and entered as of [●], 2014, by and between MRI INTERVENTIONS, Inc., a Delaware corporation (the “Company”), and LANDMARK COMMUNITY BANK, a Tennessee state-chartered bank, in its capacity as collateral agent (the “Collateral Agent”) for the ratable benefit of the Holders (as defined below).

W I T N E S S E T H:

That for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Collateral Agent, on behalf of the Holders, hereby agree as follows:

1.             Definitions. In addition to the terms defined elsewhere in this Agreement, the following terms have the meanings indicated:

(a)           “Business Day” means any day except Saturday, Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

(b)           “Event of Default” shall have the meaning indicated in the Notes.

(c)           “Fundamental Transaction” means that (A) the Company shall, directly or indirectly, in one or more related transactions, (1) consolidate or merge with or into (whether or not the Company is the surviving corporation) another Person (but excluding a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Company), or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company to another Person, or (3) allow another Person to make a purchase, tender or exchange offer that is accepted by the holders of more than the 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the Person or Persons making or party to, or associated or affiliated with the Persons making or party to, such purchase, tender or exchange offer), or (4) consummate a stock purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires more than 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock purchase agreement or other business combination), or (5) reorganize, recapitalize or reclassify its Common Stock, or (B) any “person” or “group” (as these terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act) is or shall become the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 50% of the aggregate ordinary voting power represented by issued and outstanding Common Stock.

(d)           “Holder” shall mean a Person in whose name a Note is registered.

(e)           “Lien” shall mean, with respect to any asset, any mortgage, lien, pledge or security interest, or any other type of preferential arrangement that has the practical effect of creating a security interest, in respect of such asset.

(f)            “Material Adverse Effect” shall mean, with respect to the Company, any change or effect that, when taken individually or together with all other adverse changes or effects, is materially adverse to the results of operations, assets, prospects, business or condition (financial or otherwise) of the Company.

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(g)           “Note” shall mean a 12% Second-Priority Secured Non-Convertible Promissory Note Due 2019 issued by the Company.

(h)           “Officer” shall mean, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, or any Vice President of such Person.

(i)             “Officers’ Certificate” shall mean a certificate signed on behalf of the Company by two Officers of the Company, one of whom must be the Chief Executive Officer or the Chief Financial Officer.

(j)             “Other Existing Secured Debt” shall mean all indebtedness, other than the Senior Debt, outstanding from time to time under promissory notes issued by the Company prior to the date of this Agreement that are secured by a security interest in the Company’s property and assets including the Third Lien Notes.

(k)            “Permitted Lien” shall mean any of the following Liens:

(i)         Liens arising out of or securing the Senior Debt;

(ii)        Liens arising out of or securing the Other Existing Secured Debt;

(iii)       Liens arising out of this Agreement;

(iv)       Liens securing the payment of taxes, assessments or other governmental charges or levies either not yet overdue or the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to the Company;

(v)       non-consensual statutory Liens (other than as described in clause (v) above) arising in the ordinary course of the Company’s business to the extent: (A) such Liens secure indebtedness which is not overdue or (B) such Liens secure indebtedness relating to claims or liabilities which (1) are fully insured and being defended at the sole cost and expense and at the sole risk of the insurer or (2) are being contested in good faith by appropriate proceedings diligently pursued and available to the Company, in each case prior to the commencement of foreclosure or other similar proceedings;

(vi)       purchase money security interests in equipment or other fixed or capital assets (including capital leases) and purchase money mortgages on real property;

(vii)      pledges and deposits of cash by the Company in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security benefits;

(viii)     pledges and deposits of cash by the Company to secure the performance of tenders, bids, leases, trade contracts (other than for the repayment of indebtedness), statutory obligations and other similar obligations, in each case in the ordinary course of the Company’s business;

(ix)       Liens arising from (A) operating leases and the precautionary UCC financing statement filings in respect thereof and (B) equipment or other materials that are not owned by the Company but are located on the premises of the Company (but not in connection with, or as part of, the financing thereof) from time to time in the ordinary course of the Company’s business and the precautionary UCC financing statement filings in respect thereof;

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(x)        statutory or common law Liens or rights of setoff of depository banks with respect to funds of the Company at such banks to secure fees and charges in connection with returned items or the standard fees and charges of such banks in connection with the deposit accounts maintained by the Company at such banks (but not any other indebtedness); and

(xi)        judgments and other similar Liens arising in connection with court proceedings, provided that (A) such Liens are being contested in good faith and by appropriate proceedings diligently pursued, and (B) a stay of enforcement of any such Liens is in effect.

(l)            “Person” shall mean any individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein.

(m)           “Purchase Agreement” shall mean, collectively, the one or more Securities Purchase Agreement(s) entered into by the Company and the Purchasers identified therein pursuant to which the Company issued the Notes.

(n)           “Required Holders” shall mean, at any time, Holders of a majority in aggregate principal amount of the Notes then outstanding.

(o)           “Secured Obligations” shall mean all obligations of the Company with respect to the Notes.

(p)           “Senior Debt” shall mean all obligations of the Company with respect to that certain Amended and Restated Subordinated Secured Note Due 2016 issued by the Company to Brainlab AG, dated as of March 6, 2013, in the principal amount of $4,289,444.44, as such note may be amended and in effect from time to time subject to the limitations found in the Purchase Agreement.

(q)           “Senior Lender” shall mean Brainlab AG, so long as any Senior Debt remains outstanding.

(r)            “Subordination Agreement” shall mean a Subordination Agreement among the Senior Lender, the Collateral Agent and the Company effectuating the subordination of the Secured Obligations, and the Liens arising out of this Agreement, to the Senior Debt and the Liens arising out of or securing the Senior Debt.

(s)            “Third Lien Notes” shall mean the Junior Secured Promissory Notes Due 2020 issued by the Company.

(t)            “UCC” shall mean the Uniform Commercial Code as in effect in any applicable jurisdiction and any successor statute, as in effect from time to time (except that terms used herein which are defined in the Uniform Commercial Code as in effect in such jurisdiction on the date hereof shall continue to have the same meaning notwithstanding any replacement or amendment of such statute except as the Collateral Agent may otherwise determine).

The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.

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2.             Grant of Security Interest.

(a)           To secure the prompt and complete payment and performance of the Secured Obligations, the Company hereby grants to the Collateral Agent, on behalf of and for the ratable benefit of the Holders, a second priority security interest in the properties, assets and rights of the Company, wherever located, whether now owned or hereafter acquired or arising, and all proceeds and products thereof (all of the same being hereinafter called the “Collateral”), including, without limitation, all goods (including inventory, equipment and any accessions thereto), intellectual property (including all patents, patent applications, trade secrets, trademarks, copyrights and all other intellectual property), instruments (including promissory notes), documents, accounts, chattel paper (whether tangible or electronic), deposit accounts, letter-of-credit rights (whether or not the letter of credit is evidenced by a writing), commercial tort claims, securities and all other investment property, supporting obligations, any other contract rights or rights to the payment of money, insurance claims and proceeds, and all general intangibles (including all payment intangibles and goodwill of any kind or nature), subject to the first priority security interests and liens granted in favor of the Senior Lender.

(b)           Notwithstanding any provision of this Agreement to the contrary, in no event shall the Collateral include, and the Company shall not be deemed to have granted a security interest in, the following: (i) any of the Company’s rights or interests in or under any lease, license, contract or agreement to which the Company is a party to the extent, but only to the extent, that such a grant would, under the terms of such lease, license, contract or agreement, constitute or result in (A) the abandonment, invalidation or unenforceability of any right, title or interest of the Company therein or (B) a breach or termination event pursuant to the terms of, or a default under, such lease, license, contract or agreement, provided, that (1) immediately upon the ineffectiveness, lapse, termination or waiver of any such provision, the Collateral shall include, and the Company shall be deemed to have granted a security interest in, all such rights and interests as if such provision had never been in effect and (2) to the extent that any such lease, license, contract or agreement would otherwise constitute Collateral (but for the provisions of this paragraph), all proceeds resulting from the sale or disposition by the Company of any rights of the Company under such lease, license, contract or agreement shall constitute Collateral, (ii) any equipment or other fixed or capital assets owned by the Company acquired after the date hereof that is subject to a Permitted Lien securing a purchase money financing, project financing or capital or finance lease obligation if the contract or other agreement in which such Lien is granted (or the documentation providing for such purchase money, project financing or capital or finance lease obligation) prohibits the creation of any other Lien on such property, provided, that immediately upon the ineffectiveness, lapse, termination or waiver of any such provision, the Collateral shall include, and the Company shall be deemed to have granted a security interest in, all such rights and interests as if such provision had never been in effect, and (iii) any trademark applications filed in the U.S. Patent and Trademark Office on the basis of the Company’s “intent-to-use” such trademark, unless and until acceptable evidence of use of the trademark has been filed with and accepted by the U.S. Patent and Trademark Office pursuant to Section 1(c) or Section 1(d) of the Lanham Act (15 U.S.C. 1051, et seq.), to the extent that granting a Lien in such trademark application prior to such filing would adversely affect the enforceability or validity of such trademark application.

(c)            Notwithstanding any provision of this Agreement to the contrary, the Company shall be permitted, without consent from the Collateral Agent or any Holders, to conduct ordinary course activities with respect to the Collateral, including, without limitation: (i) selling or otherwise disposing of, in any transaction or series of related transactions, any property subject to the Liens of this Agreement that has become worn out, defective, obsolete or not used or useful in the business; (ii) abandoning, terminating, canceling, releasing or making alterations in or substitutions of any leases or contracts subject to the Liens of this Agreement; (iii) surrendering or modifying any franchise, license or permit subject to the Liens of this Agreement that the Company may own or under which it may be operating; (iv) altering, repairing, replacing, changing the location or position of or adding to the Company’s structures, machinery, systems, equipment, fixtures and appurtenances; (v) granting a license of any intellectual property; (vi) selling, transferring or otherwise disposing of inventory in the ordinary course of business; (vii) collecting accounts receivable in the ordinary course of business; (viii) making payments (including for the repayment of indebtedness or interest) from cash that is at any time part of the Collateral in the ordinary course of business; and (ix) abandoning any intellectual property that is no longer used or useful in the Company’s business.

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3.             Representations and Warranties. The Company represents and warrants, as of the date of this Agreement, to the Collateral Agent and the Holders as follows:

(a)            The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now conducted. The Company is duly qualified to transact business and is in good standing in each other jurisdiction in which the failure to so qualify could reasonably be expected to have a Material Adverse Effect. The Company has all requisite corporate power and authority to own and operate its properties and assets.

(b)           All corporate action on the part of the Company necessary for the authorization, execution, delivery and performance of the Company’s obligations under this Agreement has been taken. This Agreement, when executed and delivered by the Company, shall constitute the valid and legally binding obligation of the Company, legally enforceable against the Company in accordance with its terms.

(c)           Neither the execution and delivery of this Agreement, nor compliance by the Company with the terms and provisions hereof, conflicts with, or results in a breach or violation of, any of the terms, conditions and provisions of: (i) the Company’s certificate of incorporation or bylaws; (ii) any judgment, order, injunction, decree or ruling of any court or governmental authority; (iii) subject to the provisions of Section 2(b) and Section 7 hereof, any note, mortgage, indenture, contract or agreement to which the Company is a party or to which it is subject.

(d)           The Company owns the Collateral free of any Liens, except for (i) Liens arising out of or securing the Senior Debt, (ii) Liens arising out of or securing the Other Existing Secured Debt, (iv) Liens described in clauses (vii) – (xi) of the definition of Permitted Liens, and (v) Liens arising out of this Agreement.

(e)            The Company has full power and authority to grant to the Collateral Agent the security interest in the Collateral pursuant hereto. When financing statements have been filed in the appropriate offices against the Company in the locations listed on Exhibit A, the Collateral Agent will have a fully perfected security interest in that Collateral of the Company in which a security interest may be perfected by filing, subject only to Permitted Liens.

(f)            The Liens arising under this Agreement and the exercise of any right or remedy by the Collateral Agent in respect thereof will be junior and subordinate to the interest of the Senior Lender with respect to the Senior Debt and the Liens that secure the Senior Debt. The Liens arising under this Agreement will be senior to the Liens securing the Other Existing Secured Debt irrespective of the time of the execution, delivery or issuance of any thereof or the filing or recording for perfection of any thereof or the filing of any financing statement or continuation statement relating to any thereof.

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(g)           No authorization or approval or other action by, and no notice to or filing with, any governmental authority or other regulatory body is required either for the grant by the Company of the Liens created hereby in the Collateral or for the exercise by the Collateral Agent of its rights and remedies hereunder.

4.             Covenants as to the Collateral. So long as any of the Secured Obligations remain outstanding:

(a)           Subject to the provisions of Section 7 hereof:

(i)         the Company agrees to file and deliver to the Collateral Agent all financing statements and other documents and take such other actions as may from time to time be necessary in order to maintain a perfected security interest in the Collateral owned by the Company;

(ii)        the Company shall, at the Company’s expense, at any time and from time to time, promptly execute and deliver all further instruments and documents and take all further action that the Collateral Agent deems reasonably necessary or desirable or that the Collateral Agent may reasonably request (A) to enable the Collateral Agent to exercise and enforce its rights and remedies hereunder in respect of the Collateral; or (B) to otherwise effect the purposes of this Agreement, including, without limitation, furnishing to the Collateral Agent from time to time statements and schedules identifying and describing the Collateral and such other reports in connection with the Collateral as the Collateral Agent may reasonably request, all in reasonable detail.

(b)           The Company agrees to take any and all actions necessary to defend title to the Collateral against all Persons, to defend the security interest of the Collateral Agent in the Collateral and the priority thereof against any Lien that is not a Permitted Lien hereunder, and to defend the security interest of the Collateral Agent in the Collateral and the seniority thereof against the Liens securing the Other Existing Secured Debt.

(c)           The Company shall not (i) change its name as it appears in official filings in the state of its incorporation, (ii) change its chief executive office or mailing address, (iii) change the type of entity that it is, (iv) change its organization identification number, if any, issued by its state of incorporation, or (v) change its state of incorporation, in each case, unless the Collateral Agent shall have received at least ten (10) days prior written notice of such change and the Company shall have acknowledged in writing that such change will not adversely affect the validity, perfection or priority of the Collateral Agent’s security interest in the Collateral.

(d)           Except as otherwise provided in Section 2(c) hereof, the Company (i) shall cause all of its material tangible properties used or useful in the conduct of its business to be maintained and kept in good condition, repair and working order, and (ii) shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be reasonably necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times.

(e)            The Company shall pay promptly before delinquent all property and other taxes, assessments and governmental charges or levies imposed upon, and all claims (including claims for labor, materials and supplies) against the Collateral, except to the extent the validity thereof is being contested in good faith by appropriate proceedings diligently pursued and available to the Company.

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(f)            The Company shall maintain with reputable insurers insurance with respect to the Collateral against loss or damage of the kinds and in the amounts customarily insured against or carried by corporations engaged in the same or similar businesses and similarly situated to the Company.

(g)           The Company shall not create, incur or suffer to exist any Lien on the Collateral, except for Permitted Liens.

(h)           The Company shall not sell, transfer or otherwise dispose of any of its assets, except (i) as contemplated by Section 2(c) hereof, (ii) in connection with a Fundamental Transaction, provided the successor in such Fundamental Transaction assumes the Secured Obligations, (iii) as contemplated by Section 7(e) hereof, or (iv) as otherwise permitted under the Subordination Agreement or the documents or instruments evidencing or securing the Senior Debt.

(i)             The Company shall not wind up, liquidate or dissolve, except as part of a Fundamental Transaction.

5.             Additional Provisions Concerning the Collateral.

(a)            The Company hereby authorizes the Collateral Agent to file, without the signature of the Company where permitted by law, one or more financing or continuation statements and amendments thereto relating to the Collateral to perfect the Liens created by this Agreement.

(b)           Subject to the provisions of Section 7 hereof, upon occurrence and during the continuance of an Event of Default and after the acceleration of the Notes (so long as such Event of Default has not been waived), the Company hereby irrevocably appoints the Collateral Agent the Company’s attorney-in-fact and proxy, with full authority in the place and stead of the Company and in the name of the Company or otherwise, from time to time in the Collateral Agent’s discretion, to take any action and to execute any instrument which the Collateral Agent may deem necessary or advisable to accomplish the purposes of this Agreement. The Company hereby ratifies and approves all acts of said attorney; and the attorney shall have no liability to the Company for any act or omission as such attorney, except in the case of the Collateral Agent’s willful misconduct or gross negligence.

(c)           Anything herein to the contrary notwithstanding, (i) the Company shall remain liable under any contracts and agreements included in or relating to the Collateral to the extent set forth therein to perform all of the Company’s obligations thereunder to the same extent as if this Agreement had not been executed; (ii) the exercise by the Collateral Agent of any of its rights hereunder shall not release the Company from any of the Company’s duties or obligations under the contracts and agreements included in or relating to the Collateral; and (iii) the Collateral Agent shall not have any obligation or liability by reason of this Agreement under any contracts and agreements included in or relating to the Collateral, nor shall the Collateral Agent be obligated to perform any of the obligations or duties of the Company thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

6.             Events of Default and Remedies.

(a)           Upon the occurrence and during the continuance of an Event of Default and after the acceleration of the Notes (so long as such Event of Default has not been waived), subject to the provisions of Section 7 hereof, the Collateral Agent may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the UCC (whether or not the UCC applies to the affected Collateral), and also may (i) require the Company to, and the Company hereby agrees that the Company shall, at the Company’s expense and upon request of the Collateral Agent forthwith, assemble all or part of the Collateral as directed by the Collateral Agent and make it available to the Collateral Agent at a place to be designated by the Collateral Agent which is reasonably convenient to both parties; and (ii) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at the office of the Collateral Agent or elsewhere, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as the Collateral Agent may deem commercially reasonable. The Company agrees that, to the extent notice of sale shall be required by law, at least ten (10) days prior notice to the Company of the time and place of any public or private sale is to be made shall constitute reasonable notification. The Collateral Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it has been so adjourned.

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(b)           Subject to the provisions of Section 7 hereof and after satisfying its responsibilities to turn over funds to the Senior Lender pursuant to the Subordination Agreement, upon the occurrence and during the continuance of an Event of Default and after the acceleration of the Notes (so long as such Event of Default has not been waived), any cash held by the Collateral Agent as Collateral and all cash proceeds received by the Collateral Agent in respect of any sale of, collection from or other realization upon, all or any part of the Collateral shall be applied as follows:

(i)         First: to the Collateral Agent, its agents and attorneys for amounts due under Section 9 hereof, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Collateral Agent and the costs and expenses of such collection;

(ii)        Second: to Holders of Notes for amounts due and unpaid on the Notes for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal and interest, respectively; and

(iii)       Third: to the Company or to such party as a court of competent jurisdiction shall direct.

In the event that the proceeds of any such sale, collection or realization are insufficient to pay all Secured Obligations in full, the Company shall remain liable for any deficiency, including any attorney’s fees and other expenses incurred by the Collateral Agent or any Holder to collect such deficiency.

(c)            Notwithstanding any of the foregoing, neither the Collateral Agent nor the Holders shall be required to (i) make any demand upon, pursue or exhaust any of their rights or remedies against the Company with respect to the payment of the Secured Obligations or to pursue or exhaust any of their rights or remedies with respect to any Collateral therefor, or (ii) marshal the Collateral or resort to the Collateral in any particular order.

7.             Subordination.

(a)            The Liens arising under this Agreement and the exercise of any right or remedy by the Collateral Agent in respect thereof are junior and subordinate to the interest of the Senior Lender with respect to the Senior Debt and the Liens that secure the Senior Debt.

(b)           The Liens securing the Senior Debt shall be senior to the Liens securing the Secured Obligations irrespective of the time of the execution, delivery or issuance of any thereof or the filing or recording for perfection of any thereof or the filing of any financing statement or continuation statement relating to any thereof. The Collateral Agent shall not contest the validity, perfection, priority or enforceability of, or assert the avoidability of, any security interest or lien granted by the Company to the Senior Lender and, upon the request of the Senior Lender, the Collateral Agent agrees to cooperate, at the sole expense of the Company as provided in Section 9 hereof, in the defense of any action regarding the validity, perfection, priority, enforceability or avoidability of any such security interest or lien.

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(c)            Upon request of the Senior Lender at any time and from time to time, the Collateral Agent agrees to execute, on behalf of the Holders, such other documents or instruments as may be requested by the Senior Lender further to evidence of public record or otherwise the senior priority of the Senior Debt as contemplated hereby.

(d)           The Collateral Agent agrees to maintain on its books and records such notations as the Senior Lender may reasonably request to reflect the subordination contemplated hereby and to perfect or preserve the rights of the Senior Lender hereunder.

(e)            Without limiting any of the rights of the Senior Lender, in the event the Senior Lender (i) releases or discharges any Liens upon any collateral that secures the Senior Debt and also secures the Secured Obligations or (ii) consents to the Company entering into any sale or other disposition of collateral (each of the foregoing, a “Release Event”), such collateral shall thereupon be deemed to have been released from all such Liens in favor of the Collateral Agent, on behalf of the Holders, and the Collateral Agent and the Holders shall be deemed to have consented to any such sale or disposition. The Collateral Agent, on behalf of the Holders, agrees that, within ten (10) days following the joint request of the Senior Lender and the Company therefor, the Collateral Agent will execute, deliver and file any and all such termination statements, releases and other agreements and instruments as the Senior Lender reasonably deems necessary or appropriate in order to give effect to the preceding sentence. The Collateral Agent shall not be liable for any such release undertaken in good faith in reliance upon any such joint written request of the Company and Senior Lender, and notwithstanding any term hereof to the contrary, the Collateral Agent shall not be under any obligation to execute and deliver any such instrument of release, satisfaction or termination unless and until it receives such joint written request. The Collateral Agent hereby irrevocably appoints the Senior Lender, and its successors and assigns and its officers, with full power of substitution, the true and lawful attorney(s) of the Collateral Agent for the purpose of effecting any such executions, deliveries and filings if and to the extent that the Collateral Agent shall have failed to perform such obligations within such ten (10) day period.

(f)            The Company and the Senior Lender may modify the terms of the Senior Debt or the documents evidencing the Senior Debt in accordance with the Purchase Agreement, and the Senior Lender may grant extensions of the time of payment or performance to and make compromises, including releases of collateral and settlements with the Company, in each case without the consent of the Collateral Agent or any Holder and without affecting the agreements contained in this Section 7; provided, however, that nothing contained in this Section 7(f) shall constitute a waiver of the right of the Company itself to agree or consent to a settlement or compromise of a claim which the Senior Lender may have against the Company..

(g)           Nothing contained in this Section 7 shall impair, as between the Company, on the one hand, and the Collateral Agent and the Holders, on the other hand, the obligation of the Company to pay to the Collateral Agent and the Holders all amounts payable in respect of this Agreement and the Notes as and when the same shall become due and payable in accordance with the terms thereof, subject, however, to the rights of the Senior Lender as set forth in this Section 7.

(h)           This Section 7 shall continue in full force and effect and shall be operative until the full discharge of the Senior Debt.

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8.             The Collateral Agent.

(a)            The Collateral Agent has been designated and appointed the Holders’ collateral agent hereunder. Notwithstanding any provision herein to the contrary, the Collateral Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Collateral Agent have or be deemed to have any fiduciary relationship with any Holder, the Senior Lender or the Company, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against the Collateral Agent other than as a “representative” as such term is used in Section 9-102(a)(72)(E) of the UCC. Without limiting the generality of the foregoing sentence, the use of the term “agent” in this Agreement with reference to the Collateral Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create and reflect only an administrative relationship between independent contracting parties. Except as otherwise expressly provided in this Agreement, the Collateral Agent shall have and may use its sole discretion with respect to exercising or refraining from exercising any discretionary rights or taking or refraining from taking any actions which the Collateral Agent is expressly entitled to take or assert under this Agreement, and any action so taken or not taken shall be deemed consented to by the Holders.

(b)           None of the Collateral Agent or any of its agents or employees shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or the transactions contemplated hereby, except for its own willful misconduct, gross negligence or bad faith, or (ii) be responsible in any manner to any Holder or the Senior Lender for any recital, statement, representation, warranty, covenant or agreement made by the Company contained in this Agreement or in any certificate, report, statement or other document received by the Collateral Agent under or in connection with this Agreement, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, or for any failure of the Company to perform its obligations hereunder or under the Notes. None of the Collateral Agent or any of its agents or employees shall be under any obligation to any Holder or the Senior Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or to inspect the properties, books or records of the Company.

(c)            The Collateral Agent shall be accountable only for amounts that it actually receives as a result of the exercise of its rights or powers hereunder, and neither the Collateral Agent nor any of its employees or agents shall be responsible for any act or failure to act hereunder, except for its own willful misconduct, gross negligence or bad faith.

(d)        The Collateral Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including, without limitation, counsel to the Company), independent accountants and other experts and advisors selected by the Collateral Agent.

(e)            The Collateral Agent shall not be deemed to have knowledge or notice of the occurrence of any Event of Default and the acceleration of the Notes unless the Collateral Agent shall have received written notice from the Company or the Required Holders that refers to this Agreement, describes the Event of Default and states that there has been an acceleration of the Notes. The Collateral Agent shall be under no obligation to exercise any of its rights or powers vested in it by this Agreement, at the request, order or direction of any Required Holders, unless such Required Holders shall have offered to the Collateral Agent reasonable security or indemnity satisfactory to the Collateral Agent against the costs, expenses and liabilities (including, without limitation, attorneys’ fees) which might be incurred therein or thereby.

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(f)            The Collateral Agent is each Holder’s agent for the purpose of perfecting the Holders’ security interest in assets which, in accordance with Article 9 of the UCC, can be perfected only by possession or control.

(g)           The Collateral Agent may resign at any time upon thirty (30) days prior written notice to the Company, such resignation to be effective upon the acceptance of a successor agent to its appointment as Collateral Agent. The Collateral Agent may appoint, after consulting with the Company, a successor Collateral Agent prior to the intended effective date of the resignation. If no successor Collateral Agent is appointed within thirty (30) days after the intended effective date of resignation (as stated in the notice of resignation) the Collateral Agent shall be entitled to petition at the expense of the Company a court of competent jurisdiction to appoint a successor. Upon the acceptance of its appointment as successor Collateral Agent hereunder, such successor Collateral Agent shall succeed to all the rights, powers and duties of the retiring Collateral Agent, and the term “Collateral Agent” shall mean such successor Collateral Agent, and the retiring Collateral Agent’s appointment, powers and duties as the Collateral Agent shall be terminated. After the retiring Collateral Agent’s resignation hereunder, the provisions of this Section 8 (and Section 9) shall continue to inure to its benefit and the retiring Collateral Agent shall not by reason of such resignation be deemed to be released from liability as to any actions taken or omitted to be taken by it while it was the Collateral Agent under this Agreement. Notwithstanding anything herein to the contrary, any successor Collateral Agent appointed pursuant to this Section 8(g) must either be a bank or trust company with a minimum of $100,000,000 in total assets.

(h)           The Collateral Agent may make loans to, issue letters of credit for the account of, accept deposits from, and generally engage in any kind of banking, trust or other business relationship with the Company as though it was not the collateral agent hereunder. The Collateral Agent may receive information regarding the Company (including information that may be subject to confidentiality obligations in favor of the Company), and the Collateral Agent shall not be under any obligation to provide such information to the Holders.

9.             Indemnity and Expenses.

(a)            The Company agrees to indemnify the Collateral Agent from and against any and all claims, losses and liabilities growing out of or resulting from this Agreement (including, without limitation, enforcement of this Agreement), except claims, losses or liabilities resulting solely and directly from Collateral Agent’s willful misconduct, gross negligence or bad faith.

(b)           The Company will pay to the Collateral Agent on demand the amount of any and all reasonable costs and expenses which the Collateral Agent may incur in connection with (i) the administration of this Agreement (excluding the salary of the Collateral Agent’s employees and the Collateral Agent’s normal and usual overhead expenses); (ii) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any Collateral; (iii) the exercise or enforcement of any of the rights of the Collateral Agent hereunder; or (iv) the failure by the Company to perform or observe any of the provisions hereof, except expenses resulting solely and directly from the Collateral Agent’s willful misconduct, gross negligence or bad faith.

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10.           Notices. Any and all notices or other communications or deliveries hereunder shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered (A) via facsimile at the facsimile number specified in this Section 10 or (B) via email at the email address specified in in this Section 10, prior to 5:30 p.m., New York City time, on a Business Day, (ii) the next Business Day after the date of transmission, if such notice or communication is delivered (A) via facsimile at the facsimile number specified in in this Section 10 or (B) via email at the email address specified in in this Section 10, on a day that is not a Business Day or later than 5:30 p.m., New York City time, on any Business Day, (iii) the Business Day following the date of mailing, if sent by nationally recognized overnight courier service specifying next business day delivery, or (iv) upon actual receipt by the Person to whom such notice is required to be given, if by hand delivery. The address of each party for such notices or communications shall be as follows:

if to the Company:	MRI Interventions, Inc.
Attention: Vice President, Business Affairs
One Commerce Square, Ste 2550
Memphis TN 38103
Facsimile: (901) 522-9400
Email: othomas@mriinterventions.com

if to the Collateral Agent:	Landmark Community Bank
Attention: Bryan Jones
1000 Ridgeway Loop Rd.
Suite 103
Memphis, Tennessee 38120
Facsimile: (901) 260-2525
Email: bjones@landmarkbanktn.com

or such other address with respect to a party as such party shall notify the other party in writing as above provided.

11.           Security Interest Absolute. The Liens and obligations of the Company hereunder shall be absolute and unconditional irrespective of: (a) any lack of validity or enforceability of the Notes; (b) any change in the time, manner or place of payment of, or in any other term in respect of, the Secured Obligations, or any other amendment or waiver of or consent to any departure from this Agreement or the Notes; (c) any increase in, addition to, or exchange, release or non-perfection of, any collateral for all or any of the Secured Obligations; or (d) any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Company in respect of the Secured Obligations or this Agreement.

12.           Amendments; Waivers.

(a)           Subject to the provisions of Section 7 hereof, the Company and the Collateral Agent may amend or supplement this Agreement without the consent of any Holder:

(i)         to cure any ambiguity, defect or inconsistency herein;

(ii)        to make any change that would provide any additional benefits to the Holders, to further secure the Notes, to add to the covenants of the Company for the benefit of the Holders or to surrender any right or power conferred upon the Company, or to make any change that does not adversely affect the benefits hereunder of the Holders; or

(iii)       to comply with the requirements of applicable law.

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(b)           Subject to the provisions of Section 7 hereof, the Company and the Collateral Agent may amend or supplement this Agreement with the consent of the Required Holders.

(c)            Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any amendment or supplement to this Agreement, and, if applicable, upon the Collateral Agent’s receipt of evidence reasonably satisfactory to it of the requisite consent of the Required Holders, the Collateral Agent shall join with the Company in the execution of such amendment or supplement unless such amendment or supplement affects the Collateral Agent’s own rights, duties or immunities under this Agreement or otherwise, in which case the Collateral Agent may in its discretion, but shall not be obligated to, enter into such amendment or supplement.

(d)           The Required Holders may waive compliance in any particular instance by the Company with any provision of this Agreement.

(e)            It shall not be necessary for the consent of any Holder to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

(f)            After an amendment, supplement or waiver under this Section 12 becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplement or waiver.

13.           Release of Collateral; Termination of Agreement.

(a)            The Liens created by this Agreement shall be released:

(i)         as to any Collateral sold, exchanged or otherwise disposed by the Company as provided in Section 2(c) or Section 7(e) hereof; and

(ii)        in whole, if the Secured Obligations have been satisfied in full.

(b)           Except as described in Section 7(e) hereof, upon receipt of an Officer’s Certificate certifying that all conditions precedent under this Agreement to such release have been met and any necessary or proper instruments of termination, satisfaction or release prepared by the Company, the Collateral Agent shall execute, deliver or acknowledge (at the Company’s expense) such instruments to evidence the release of any Collateral permitted to be released pursuant to this Agreement. The Collateral Agent shall not be liable for any such release undertaken in good faith in reliance upon any such Officer’s Certificate, and notwithstanding any term hereof to the contrary, the Collateral Agent shall not be under any obligation to execute and deliver any such instrument of release, satisfaction or termination unless and until it receives such Officer’s Certificate.

(c)            This Agreement shall remain in full force and effect until the full satisfaction of the Secured Obligations.

14.           Miscellaneous.

(a)            No failure on the part of the Collateral Agent to exercise, and no delay in exercising any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof, or the exercise of any other right. The rights and remedies of the Collateral Agent provided herein are cumulative and are in addition to, and not exclusive of, any rights or remedies provided by law.

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(b)           All rights, remedies and powers provided in this Agreement may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law, including without limitation any existing or subsequent federal or state banking laws or regulations, and all the provisions of this Agreement are intended to be subject to all applicable mandatory provisions of law that may be controlling and to be limited to the extent necessary so that they shall not render this Agreement invalid, unenforceable or not entitled to be recorded or registered, in whole or in part. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or invalidity without invalidating the remaining portions hereof or thereof, or affecting the validity or enforceability of such provision in any other jurisdiction.

(c)            The terms and provisions of this Agreement shall be binding upon and inure to the benefit of the Company, the Collateral Agent and the Holders and their respective successors and assigns, except that the Company shall not have the right to assign its rights or delegate its obligations under this Agreement or any interest herein, without the prior written consent of the Required Holders, except to a successor in the event of a Fundamental Transaction.

(d)            This Agreement shall be governed by and construed in accordance with the laws of the State of New York, except as required by mandatory provisions of law and except to the extent that the validity or perfection of the security interest created hereby or remedies hereunder in respect of any particular Collateral are governed by the laws of a jurisdiction other than the State of New York.

(e)            This Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against the Company for liquidation or reorganization, should the Company make an assignment for the benefit of any creditor or creditors or should a receiver or trustee be appointed for all or any significant part of the Company’s assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Secured Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Secured Obligations, whether as a “voidable preference,” “fraudulent conveyance,” or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Secured Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

(f)             The captions or headings of the Sections of this Agreement are inserted merely for convenience of reference and shall not be deemed to limit or modify the terms and provisions hereof.

[The next page is the signature page]

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IN WITNESS WHEREOF, the Company and the Collateral Agent have executed and delivered this Agreement (or caused the execution and delivery of this Agreement by its duly authorized officers) on the date first above written.

COMPANY:

MRI INTERVENTIONS, INC.

By:

Name:

Title:

COLLATERAL AGENT:

LANDMARK COMMUNITY BANK,

as collateral agent for the ratable benefit

of the Holders

By:

Name:

Title:

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EXHIBIT A
LOCATIONS FOR PURPOSES OF FINANCING STATEMENTS

[MRIC TO PROVIDE]

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Exhibit C

Form of Warrant

[see attached]

NEITHER THESE SECURITIES NOR THE SECURITIES ISSUABLE UPON EXERCISE OF THESE SECURITIES HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OR (B) AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS OR BLUE SKY LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY AND ITS TRANSFER AGENT OR (II) UNLESS SOLD PURSUANT TO RULE 144 UNDER THE SECURITIES ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

Warrant No.: _______	Original Issue Date: __________

MRI INTERVENTIONS, INC.

WARRANT TO PURCHASE COMMON STOCK

MRI Interventions, Inc., a Delaware corporation (the “Company”), hereby certifies that, for value received, ___________, or its permitted registered assigns (the “Holder”), is entitled to purchase from the Company up to a total of _______________ (_________) shares of common stock, $0.01 par value per share (the “Common Stock”), of the Company (each such share, a “Warrant Share,” and all such shares, the “Warrant Shares”) at an exercise price per share equal to $1.75 per share (as adjusted from time to time as provided in Section 9 herein, the “Exercise Price”), at any time and from time to time on or after the date hereof (the “Original Issue Date”) and through and including 5:30 p.m., New York City time, on the fifth anniversary of the Original Issue Date (“Expiration Date”), and subject to the terms and conditions set forth below.

This Warrant (this “Warrant”) is one of a series of similar warrants issued pursuant to that certain Securities Purchase Agreement dated as of February [●], 2014, by and among the Company and the Purchasers identified therein (the “Purchase Agreement”). All such warrants, together with any other similar warrants issued by the Company as part of the same financing, are referred to herein, collectively, as the “Warrants”.

1.     Definitions. In addition to the terms defined elsewhere in this Warrant, capitalized terms that are not otherwise defined herein have the meanings given to such terms in the Purchase Agreement.

2.     Registration of Warrants. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder (which shall include the initial Holder or, as the case may be, any registered assignee to which this Warrant is permissibly assigned hereunder) from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

3.     Registration of Transfers. Subject to the restrictions on transfer set forth in Section 4.1 of the Purchase Agreement and compliance with all applicable securities laws, the Company shall register the transfer of all or any portion of this Warrant in the Warrant Register, upon surrender of this Warrant, with the Form of Assignment attached as Schedule 2 hereto duly completed and signed, to the Company at its address specified in the Purchase Agreement and (i) delivery, at the request of the Company, of an opinion of counsel reasonably satisfactory to the Company to the effect that the transfer of such portion of this Warrant may be made pursuant to an available exemption from the registration requirements of the Securities Act and all applicable state securities or blue sky laws and (ii) delivery by the transferee of a written statement to the Company certifying that the transferee is an “accredited investor” as defined in Rule 501(a) under the Securities Act and making the representations and certifications set forth in Sections 3.2(b), (c), (d), (f) and (k) of the Purchase Agreement, in each case to the Company at its address specified in the Purchase Agreement. Upon any such registration of transfer, a new warrant to purchase Common Stock in substantially the form of this Warrant (any such new warrant, a “New Warrant”) evidencing the portion of this Warrant so transferred shall be issued to the transferee, and a New Warrant evidencing the remaining portion of this Warrant not so transferred, if any, shall be issued to the transferring Holder. The acceptance of the New Warrant by the transferee thereof shall be deemed the acceptance by such transferee of all of the rights and obligations in respect of the New Warrant that the Holder has in respect of this Warrant. The Company shall prepare, issue and deliver at its own expense any New Warrant under this Section 3.

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4.     Exercise and Duration of Warrant.

(a)     All or any part of this Warrant shall be exercisable by the registered Holder in any manner permitted by Section 10 of this Warrant at any time and from time to time on or after the Original Issue Date and through and including 5:30 p.m. New York City time, on the Expiration Date. After 5:30 p.m., New York City time, on the Expiration Date, the portion of this Warrant not exercised prior thereto shall be and become void and of no value and this Warrant shall be terminated and no longer outstanding.

(b)     The Holder may exercise this Warrant by delivering to the Company (i) an exercise notice, in the form attached as Schedule 1 hereto (the “Exercise Notice”), completed and duly signed, in the manner set forth in Section 13, and (ii) payment of the Exercise Price in accordance with Section 10 for the number of Warrant Shares as to which this Warrant is being exercised (which payment may take the form of a “cashless exercise” if so indicated in the Exercise Notice), and the date on which the last of such items is delivered to the Company (as determined in accordance with the notice provisions hereof) is an “Exercise Date”. The delivery by (or on behalf of) the Holder of the Exercise Notice and the applicable Exercise Price as provided above shall constitute the Holder’s certification to the Company that its representations contained in Sections 3.2(b), (c), (d), (f) and (k) of the Purchase Agreement are true and correct as of the Exercise Date as if remade in their entirety (or, in the case of any transferee Holder that is not a party to the Purchase Agreement, such transferee Holder’s certification to the Company that such representations are true and correct as to such transferee Holder as of the Exercise Date). The Holder shall not be required to deliver the original Warrant in order to effect an exercise hereunder, but if it is not so delivered then such exercise shall constitute an agreement by the Holder to deliver the original Warrant to the Company as soon as practicable thereafter. Execution and delivery of the Exercise Notice shall have the same effect as cancellation of the original Warrant and issuance of a New Warrant evidencing the right to purchase the remaining number of Warrant Shares.

5.     Delivery of Warrant Shares.

(a)     Upon proper exercise of this Warrant, the Company shall promptly (but in no event later than three Trading Days after the Exercise Date) issue or cause to be issued and cause to be delivered to or upon the written order of the Holder and in such name or names as the Holder may designate (provided that, if the Holder directs the Company to deliver a certificate for the Warrant Shares in a name other than that of the Holder, it shall deliver to the Company on the Exercise Date an opinion of counsel reasonably satisfactory to the Company to the effect that the issuance of such Warrant Shares in such other name may be made pursuant to an available exemption from the registration requirements of the Securities Act and all applicable state securities or blue sky laws), (i) a certificate for the Warrant Shares issuable upon such exercise, free of restrictive legends, or (ii) an electronic delivery of the Warrant Shares in accordance with the direction of the Holder through the facilities of the Depository Trust Company (“DTC”) or a similar organization, unless the Warrant Shares are not freely transferable under Rule 144 without satisfaction of any conditions thereunder other than the Rule 144 holding period for non-affiliates, in which case such Holder shall receive a certificate for the Warrant Shares issuable upon such exercise with appropriate restrictive legends. The Holder, or any Person permissibly so designated by the Holder to receive Warrant Shares, shall be deemed to have become the holder of record of such Warrant Shares as of the Exercise Date.

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(b)     To the extent permitted by law, the Company’s obligations to issue and deliver Warrant Shares in accordance with and subject to the terms hereof (including the limitations set forth in Section 11 below) are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, and irrespective of any other circumstance that might otherwise limit such obligation of the Company to the Holder in connection with the issuance of Warrant Shares. Nothing herein shall limit the Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance or injunctive relief with respect to the Company’s failure to timely deliver certificates representing shares of Common Stock upon exercise of the Warrant as required pursuant to the terms hereof.

6.     Charges, Taxes and Expenses. Issuance and delivery of certificates for shares of Common Stock upon exercise of this Warrant shall be made without charge to the Holder for any issue or transfer tax, transfer agent fee or other incidental tax or expense in respect of the issuance of such certificates, all of which taxes and expenses shall be paid by the Company; provided, however, that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the registration of any certificates for Warrant Shares or the Warrants in a name other than that of the Holder. The Holder shall be responsible for all other tax liability that may arise as a result of holding or transferring this Warrant or receiving Warrant Shares upon exercise hereof.

7.     Replacement of Warrant. If this Warrant is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation hereof, or in lieu of and substitution for this Warrant, a New Warrant, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction (in such case) and, in each case, a customary and reasonable indemnity and surety bond, if requested by the Company. Applicants for a New Warrant under such circumstances shall also comply with such other reasonable regulations and procedures and pay such other reasonable third-party costs as the Company may prescribe. If a New Warrant is requested as a result of a mutilation of this Warrant, then the Holder shall deliver such mutilated Warrant to the Company as a condition precedent to the Company’s obligation to issue the New Warrant.

8.     Reservation of Warrant Shares. The Company represents and warrants that on the date hereof, it has duly authorized and reserved, and covenants that it will at all times reserve and keep available out of the aggregate of its authorized but unissued and otherwise unreserved Common Stock, solely for the purpose of enabling it to issue Warrant Shares upon exercise of this Warrant as herein provided, the number of Warrant Shares that are initially issuable and deliverable upon the exercise of this entire Warrant, free from preemptive rights or any other contingent purchase rights of persons other than the Holder (taking into account the adjustments and restrictions of Section 9). The Company covenants that all Warrant Shares so issuable and deliverable shall, upon issuance and the payment of the applicable Exercise Price in accordance with the terms hereof, be duly and validly authorized, issued and fully paid and nonassessable. The Company represents and warrants that the Warrant Shares, when issued and paid for in accordance with the terms of the Transaction Documents and this Warrant, will be issued free and clear of all security interests, claims, liens and other encumbrances arising through the Company, other than restrictions imposed by applicable securities laws. The Company will take all such action as may be reasonably necessary to assure that such shares of Common Stock may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of any securities exchange or automated quotation system upon which the Common Stock may be listed or quoted.

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9.     Certain Adjustments. The Exercise Price and number of Warrant Shares issuable upon exercise of this Warrant are subject to adjustment from time to time as set forth in this Section 9.

(a)     Stock Dividends and Splits. If the Company, at any time while this Warrant is outstanding, (i) pays a stock dividend on its Common Stock or otherwise makes a distribution on any class of capital stock that is payable in shares of Common Stock, (ii) subdivides its outstanding shares of Common Stock into a larger number of shares, (iii) combines its outstanding shares of Common Stock into a smaller number of shares or (iv) issues by reclassification of shares of Common Stock any shares of capital stock of the Company, then in each such case the Exercise Price shall be adjusted to a price determined by multiplying the Exercise Price in effect immediately prior to the effective date of such event by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding on such effective date immediately before giving effect to such event and the denominator of which shall be the number of shares of Common Stock outstanding immediately after giving effect to such event. Any adjustment made pursuant to clause (i) of this paragraph shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution, and any adjustment pursuant to clause (ii), (iii) or (iv) of this paragraph shall become effective immediately after the effective date of such subdivision, combination or reclassification. Simultaneously with any adjustment to the Exercise Price pursuant to this Section 9(a), the number of Warrant Shares that may be purchased upon exercise of this Warrant shall be increased or decreased proportionately, so that after such adjustment the aggregate Exercise Price payable hereunder for the increased or decreased number of Warrant Shares shall be the same as the aggregate Exercise Price in effect immediately prior to such adjustment.

(b)     Pro Rata Distributions. If the Company, at any time while this Warrant is outstanding, distributes to all holders of Common Stock for no consideration (i) evidences of its indebtedness, (ii) any security (other than a distribution of Common Stock covered by the preceding paragraph) or (iii) rights or warrants to subscribe for or purchase any security, or (iv) any other asset, including cash (in each case, “Distributed Property”), then, upon any exercise of this Warrant that occurs after the record date fixed for determination of stockholders entitled to receive such distribution, the Holder shall be entitled to receive, in addition to the Warrant Shares otherwise issuable upon such exercise (if applicable), the Distributed Property that such Holder would have been entitled to receive in respect of such number of Warrant Shares had the Holder been the record holder of such Warrant Shares immediately prior to such record date (provided, however, that to the extent the Holder’s right to participate in any such distribution would result in the Holder exceeding the Maximum Percentage (as defined in Section 11), then the Holder shall not be entitled to participate in such distribution to such extent (or the beneficial ownership of any such shares of Common Stock as a result of such distribution to such extent) and such distribution to such extent shall be held in abeyance for the benefit of the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Maximum Percentage).

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(c)     Fundamental Transactions.

(i)     The Company shall not enter into or be party to a Fundamental Transaction unless the Successor Entity assumes in writing (unless the Company is the Successor Entity) all of the obligations of the Company under this Warrant in accordance with the provisions of this Section 9(c). Upon the occurrence of any Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Warrant referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Warrant with the same effect as if such Successor Entity had been named as the Company herein. Upon consummation of the Fundamental Transaction, the Successor Entity shall deliver to the Holder confirmation that there shall be issued upon exercise of this Warrant at any time after the consummation of the Fundamental Transaction, in lieu of the shares of Common Stock (or other securities, cash, assets or other property) issuable upon the exercise of the Warrant prior to such Fundamental Transaction, the same amount and kind of securities, cash or property as the Holder would have been entitled to receive upon the occurrence of such Fundamental Transaction had this Warrant been exercised immediately prior to such Fundamental Transaction, as adjusted in accordance with the provisions of this Warrant. The provisions of this Section 9(c) shall apply similarly and equally to successive Fundamental Transactions and shall be applied without regard to any limitations on the exercise of this Warrant.

(ii)     In addition to the definitions set forth in this Warrant and the Purchase Agreement, for purposes of this Section 9(c):

“Fundamental Transaction” means that (A) the Company shall, directly or indirectly, in one or more related transactions, (1) consolidate or merge with or into (whether or not the Company is the surviving corporation) another Person (but excluding a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Company), or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company to another Person, or (3) allow another Person to make a purchase, tender or exchange offer that is accepted by the holders of more than the 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the Person or Persons making or party to, or associated or affiliated with the Persons making or party to, such purchase, tender or exchange offer), or (4) consummate a stock purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires more than 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock purchase agreement or other business combination), or (5) reorganize, recapitalize or reclassify its Common Stock, or (B) any “person” or “group” (as these terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act) is or shall become the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 50% of the aggregate ordinary voting power represented by issued and outstanding Common Stock.

“Successor Entity” means the Person formed by, resulting from or surviving any Fundamental Transaction or the Person with which such Fundamental Transaction shall have been entered into.

(d)     Calculations. All calculations under this Section 9 shall be made to the nearest cent or the nearest share, as applicable. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company.

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(e)     Notice of Adjustments. Upon the occurrence of each adjustment pursuant to this Section 9, the Company at its expense will, at the written request of the Holder, promptly compute such adjustment, in good faith, in accordance with the terms of this Warrant and prepare a certificate setting forth such adjustment, including a statement of the adjusted Exercise Price and adjusted number or type of Warrant Shares or other securities issuable upon exercise of this Warrant (as applicable), describing the transactions giving rise to such adjustments and showing in reasonable detail the facts upon which such adjustment is based. Upon written request, the Company will promptly deliver a copy of each such certificate to the Holder and to the Company’s transfer agent.

(f)     Notice of Corporate Events. If, while this Warrant is outstanding, the Company (i) declares a dividend or any other distribution of cash, securities or other property in respect of its Common Stock, including, without limitation, any granting of rights or warrants to subscribe for or purchase any capital stock of the Company, (ii) enters into any agreement contemplating, or solicits stockholder approval for, any Fundamental Transaction or (iii) authorizes the voluntary dissolution, liquidation or winding up of the affairs of the Company, then, except if such notice and the contents thereof shall be deemed to constitute material non-public information, the Company shall deliver to the Holder a notice of such transaction at least ten (10) Trading Days prior to the applicable record or effective date on which a Person would need to hold Common Stock in order to participate in or vote with respect to such transaction; provided, however , that the failure to deliver such notice or any defect therein shall not affect the validity of the corporate action required to be described in such notice.

10.     Payment of Exercise Price. The Holder shall pay the Exercise Price in immediately available funds, unless the Holder satisfies its obligation to pay the Exercise Price through a “cashless exercise”, in which event the Company shall issue to the Holder the number of Warrant Shares determined as follows:

X = Y [(A-B)/A]

Where:

X = the number of Warrant Shares to be issued to the Holder;

Y = the total number of Warrant Shares with respect to which this Warrant is being exercised;

A = the average of the Closing Sale Prices of the shares of Common Stock (as reported by Bloomberg Financial Markets) for the 10 consecutive Trading Days ending on the date immediately preceding the Exercise Date; and

B = the Exercise Price then in effect for the applicable Warrant Shares at the time of such exercise.

For purposes of this Warrant, “Closing Sale Price” means, for any security as of any date, the last trade price for such security on the Principal Trading Market for such security, as reported by Bloomberg Financial Markets, or, if such Principal Trading Market begins to operate on an extended hours basis and does not designate the last trade price, then the last trade price of such security prior to 4:00 p.m., New York City time, as reported by Bloomberg Financial Markets, or if the foregoing do not apply, the last trade price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg Financial Markets, or, if no last trade price is reported for such security by Bloomberg Financial Markets, the average of the bid prices, or the ask prices, respectively, of any market makers for such security as reported in OTC Pink (also known as “Pink Sheets”) by OTC Markets Group Inc. (or any similar organization or agency succeeding to its functions of reporting prices). If the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Sale Price of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then the Board of Directors of the Company shall use its good faith judgment to determine the fair market value. The Board of Directors’ determination shall be binding upon all parties absent demonstrable error. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period.

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For purposes of Rule 144, it is intended, understood and acknowledged that the provisions above permitting “cashless exercise” are intended, in part, to ensure that a full or partial exchange of this Warrant pursuant to such provisions will qualify as a conversion, within the meaning of paragraph (d)(3)(ii) of Rule 144, and the holding period for the Warrant Shares shall be deemed to have commenced as to such original Holder, on the date this Warrant was originally issued pursuant to the Purchase Agreement.

11.     Limitations on Exercise. Notwithstanding anything to the contrary contained herein, the number of Warrant Shares that may be acquired by the Holder upon any exercise of this Warrant (or otherwise in respect hereof) shall be limited to the extent necessary to ensure that, following such exercise (or other issuance), the total number of shares of Common Stock then beneficially owned by the Holder and its Affiliates and any other Persons whose beneficial ownership of Common Stock would be aggregated with the Holder’s for purposes of Section 13(d) of the Exchange Act, does not exceed 4.99% (the “Maximum Percentage”) of the total number of then issued and outstanding shares of Common Stock (including for such purpose the shares of Common Stock issuable upon such exercise). By written notice to the Company, any Holder may increase or decrease the Maximum Percentage to any other percentage not in excess of 9.99% specified in such notice; provided that (i) any such increase or decrease will not be effective until the 61st day after such notice is delivered to the Company, and (ii) any such increase or decrease will apply only to the Holder sending such notice and not to any other holder of Warrants. For such purposes, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder, it being acknowledged by the Holder that the Company is not representing to such Holder that such calculation is in compliance with Section 13(d) of the Exchange Act and such Holder is solely responsible for any schedules required to be filed in accordance therewith. To the extent that the limitation contained in this Section 11 applies, the determination of whether this Warrant is exercisable (in relation to other securities owned by such Holder) and of which a portion of this Warrant is exercisable shall be in the sole discretion of a Holder, and the submission of a Notice of Exercise shall be deemed to be the Holder’s determination of whether this Warrant is exercisable (in relation to other securities owned by such Holder) and of which portion of this Warrant is exercisable, in each case subject to such aggregate percentage limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 11, in determining the number of outstanding shares of Common Stock, the Holder may rely on the number of outstanding shares of Common Stock as reflected in (x) the Company’s most recent Form 10-Q or Form 10-K, as the case may be, (y) a more recent public announcement by the Company or (z) any other notice by the Company or the Transfer Agent setting forth the number of shares of Common Stock outstanding. Upon the written request of the Holder, the Company shall within three Trading Days confirm orally and in writing to such Holder the number of shares of Common Stock then outstanding. This provision shall not restrict the number of shares of Common Stock which a Holder may receive or beneficially own in order to determine the amount of securities or other consideration that such Holder may receive in the event of a Fundamental Transaction as contemplated in Section 9 of this Warrant.

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12.     No Fractional Shares. No fractional Warrant Shares will be issued in connection with any exercise of this Warrant. In lieu of any fractional shares that would otherwise be issuable, the number of Warrant Shares to be issued shall be rounded down to the next whole number and the Company shall pay the Holder in cash the fair market value (based on the Closing Sale Price) for any such fractional shares.

13.     Notices. Any and all notices or other communications or deliveries hereunder (including, without limitation, any Exercise Notice) shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered (A) via facsimile at the facsimile number specified in the Purchase Agreement or (B) via email at the email address specified in the Purchase Agreement, prior to 5:30 p.m., New York City time, on a Trading Day, (ii) the next Trading Day after the date of transmission, if such notice or communication is delivered (A) via facsimile at the facsimile number specified in the Purchase Agreement or (B) via email at the email address specified in the Purchase Agreement, on a day that is not a Trading Day or later than 5:30 p.m., New York City time, on any Trading Day, (iii) the Trading Day following the date of mailing, if sent by nationally recognized overnight courier service specifying next business day delivery, or (iv) upon actual receipt by the Person to whom such notice is required to be given, if by hand delivery. The address and facsimile number of a Person for such notices or communications shall be as set forth in the Purchase Agreement unless changed by such Person by two Trading Days’ prior notice to the other Person(s) in accordance with this Section 13.

14.     Warrant Agent. The Company shall serve as warrant agent under this Warrant. Upon 30 days’ notice to the Holder, the Company may appoint a new warrant agent. Any corporation into which the Company or any new warrant agent may be merged or any corporation resulting from any consolidation to which the Company or any new warrant agent shall be a party or any corporation to which the Company or any new warrant agent transfers substantially all of its corporate trust or shareholders services business shall be a successor warrant agent under this Warrant without any further act. Any such successor warrant agent shall promptly cause notice of its succession as warrant agent to be mailed (by first class mail, postage prepaid) to the Holder at the Holder’s last address as shown on the Warrant Register.

15.      Miscellaneous.

(a)      No Rights as a Stockholder. The Holder, solely in such Person's capacity as a holder of this Warrant, shall not be entitled to vote or receive dividends or be deemed the holder of share capital of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the Holder, solely in such Person's capacity as the Holder of this Warrant, any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, amalgamation, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the Holder of the Warrant Shares which such Person is then entitled to receive upon the due exercise of this Warrant. In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on the Holder to purchase any securities, whether such liabilities are asserted by the Company or by creditors of the Company.

(b)     Authorized Shares. The Company covenants that during the period the Warrant is outstanding, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of any purchase rights under this Warrant. The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for the Warrant Shares upon the exercise of the purchase rights under this Warrant. The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the Trading Market upon which the Common Stock may be listed. The Company covenants that all Warrant Shares which may be issued upon the exercise of the purchase rights represented by this Warrant will, upon exercise of the purchase rights represented by this Warrant, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges created by the Company in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

8

Except and to the extent as waived or consented to by the Holder, the Company shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder as set forth in this Warrant against impairment. Without limiting the generality of the foregoing, the Company will (a) not increase the par value of any Warrant Shares above the amount payable therefor upon such exercise immediately prior to such increase in par value, (b) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares upon the exercise of this Warrant, and (c) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under this Warrant.

Before taking any action which would result in an adjustment in the number of Warrant Shares for which this Warrant is exercisable or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

(c)     Successors and Assigns. Subject to the restrictions on transfer set forth in this Warrant and in Section 4.1 of the Purchase Agreement, and compliance with applicable securities laws, this Warrant may be assigned by the Holder. This Warrant may not be assigned by the Company without the written consent of the Holder except to a successor in the event of a Fundamental Transaction. This Warrant shall be binding on and inure to the benefit of the Company and the Holder and their respective successors and assigns. Subject to the preceding sentence, nothing in this Warrant shall be construed to give to any Person other than the Company and the Holder any legal or equitable right, remedy or cause of action under this Warrant.

(d)     Amendment and Waiver. Except as otherwise provided herein, the provisions of the Warrants may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of holders having the right to acquire a majority of the Warrant Shares issuable upon exercise of all Warrants at the time of such consent (and such amendment shall be binding as to all such Warrants); provided, however, the Holder may give a waiver as to itself. Notwithstanding the foregoing, (i) this Warrant may be amended and the observance of any term hereunder may be waived without the written consent of the Holder only in a manner which applies to all Warrants in the same fashion, (ii) the number of Warrant Shares subject to this Warrant and the Exercise Price of this Warrant may not be amended, and the right to exercise this Warrant may not be waived, without the written consent of the Holder, and (iii) the provisions of Section 9, Section 10, Section 11, and Section 15(d) may not be amended without the written consent of the Holder. The Company shall give prompt written notice to the Holder of any amendment hereof or waiver hereunder that was effected without the Holder’s written consent.

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(e)     Acceptance. Receipt of this Warrant by the Holder shall constitute acceptance of, and agreement to, all of the terms and conditions contained herein.

(f)     Governing Law; Waiver of Jury Trial. ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, ENFORCEMENT AND INTERPRETATION OF THIS WARRANT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF. EACH OF THE COMPANY AND THE HOLDER HEREBY WAIVES ALL RIGHTS TO A TRIAL BY JURY.

(g)     Headings. The headings herein are for convenience only, do not constitute a part of this Warrant and shall not be deemed to limit or affect any of the provisions hereof.

(h)     Severability. In case any one or more of the provisions of this Warrant shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Warrant shall not in any way be affected or impaired thereby, and the Company and the Holder will attempt in good faith to agree upon a valid and enforceable provision which shall be a commercially reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Warrant.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK; SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by its authorized officer as of the date first indicated above.

MRI INTERVENTIONS, INC.

By:

Name:

Title:

11

SCHEDULE 1

MRI INTERVENTIONS, INC.

FORM OF EXERCISE NOTICE

[To be executed by the Holder to purchase shares of Common Stock under this Warrant]

Ladies and Gentlemen:

(1)

The undersigned is the Holder of Warrant No. __________ (the “Warrant”) issued by MRI Interventions, Inc., a Delaware corporation (the “Company”). Capitalized terms used herein and not otherwise defined herein have the respective meanings set forth in the Warrant.

(2)	The undersigned hereby exercises its right to purchase Warrant Shares pursuant to the Warrant.

(3)	The undersigned intends that payment of the Exercise Price shall be made as (check one):

☐     Cash Exercise

☐     “Cashless Exercise” under Section 10 of the Warrant

(4)	If the undersigned has elected a Cash Exercise, the Holder shall pay the sum of $_____________ in immediately available funds to the Company in accordance with the terms of the Warrant.

(5)	Pursuant to this Exercise Notice, the Company shall deliver to the Holder Warrant Shares determined in accordance with the terms of the Warrant.

(6)

By its delivery of this Exercise Notice, the undersigned represents and warrants to the Company that in giving effect to the exercise evidenced hereby the undersigned will not beneficially own in excess of the number of shares of Common Stock (as determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended) permitted to be owned under Section 11 of the Warrant to which this notice relates.

Dated:

Name of Holder:

By:

Name:

Title:

 (Signature must conform in all respects to the name of Holder as specified on the face of the Warrant)

Schedule 1

SCHEDULE 2

MRI INTERVENTIONS, INC.

FORM OF ASSIGNMENT

[To be completed and executed by the Holder only upon transfer of the Warrant]

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _________________________________________ (the “Transferee”), whose address is set forth below, the right represented by the within Warrant to purchase shares of Common Stock of MRI Interventions, Inc., a Delaware corporation (the “Company”) to which the within Warrant relates and appoints the Secretary of the Company attorney to transfer said right on the books of the Company, with full power of substitution in the premises. In connection therewith, the undersigned represents, warrants, covenants and agrees to and with the Company that:

(a)

the offer and sale of the Warrant contemplated hereby is being made in compliance with Section 4(1) of the Securities Act of 1933, as amended (the “Securities Act”), or another valid exemption from the registration requirements of Section 5 of the Securities Act and in compliance with all applicable securities laws of the states of the United States;

(b)

the undersigned has not offered to sell the Warrant by any form of general solicitation or general advertising, including, but not limited to, any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, and any seminar or meeting whose attendees have been invited by any general solicitation or general advertising;

(c)	the undersigned has read the Transferee’s investment letter included herewith, and to the undersigned’s actual knowledge, the statements made therein are true and correct; and

(d)

the undersigned understands that the Company may condition the transfer of the Warrant contemplated hereby upon the delivery to the Company by the undersigned or the Transferee, as the case may be, of a written opinion of counsel (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that such transfer may be made without registration under the Securities Act and under applicable securities laws of the states of the United States.

The Transferee’s address is:

Dated:

(Person executing this Assignment signs here)	(Print name of person executing this Assignment)

(Signature must conform in all respects to name of the holder as specified on the face of the Warrant)

SIGNATURE GUARANTEED:

(Name of Bank, Trust Company or Broker)	(Official Signature)

Schedule 2

Exhibit D

Form of Legal Opinion

[see attached]

DRAFT- This opinion is subject to due diligence review and the review of the Baker Donelson Opinion Committee and may not be relies upon in any respect.

[__________, 2014]

Via Federal Express

The Purchasers listed in the Securities Purchase Agreement

c/o Brookline Group, LLC

2501 Twentieth Place South, Suite 275

Birmingham, Alabama 35223

Attn: Madding King, Chief Executive Officer

Re:	MRI Interventions, Inc. Offering of 12% Second-Priority Secured Non-Convertible Promissory Notes due 2019 and Warrants

Ladies and Gentlemen:

We have acted as counsel to MRI Interventions, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Company”), in connection with the transactions contemplated by that certain Securities Purchase Agreement, dated as of [________________, 2014] (the “Securities Purchase Agreement”), by and between the Company and the Purchasers named therein in an offering (the “Offering”) of 12% second-priority secured non-convertible promissory notes due 2019 (the “Notes”) and warrants to purchase shares of Common Stock (the “Warrants”). The Common Stock issuable upon exercise of the Warrants (including any shares pursuant to any anti-dilution provision(s) set forth therein and as may be issuable as a result of any stock split, stock dividend or similar transaction) is referred to herein as the “Warrant Shares,” and the Warrant Shares, together with the Notes and Warrants, are collectively referred to herein as the “Securities.” All subscriptions for the Notes and Warrants will be made by the execution and delivery of (i) the Securities Purchase Agreement, (ii) a Note, and (iii) a warrant certificate by the Company (the “Warrant Certificate”). For purposes of this letter, all capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Securities Purchase Agreement.

In our capacity as counsel, we have examined (a) the form of the Securities Purchase Agreement, (b) the form of the Note, (c) the form of the Warrant Certificate, (d) the Security Agreement, (e) the Subordination Agreement (the documents described in (a)-(e) being collectively referred to herein as the “Transaction Documents”), and (f) such certificates, documents, records, and opinions as we have deemed necessary for purposes of this opinion letter. In addition, we have considered such matters of law and fact as we considered appropriate for the purposes of rendering the opinions set forth herein.

In making such examinations, we have assumed that:

(a)     All documents examined by us in connection with the preparation of this opinion letter are authentic and accurate and, to the extent represented by photostatic or certified copies, conform to their respective originals;

(b)     All natural persons signing the Transaction Documents had, or will have at the time of such signing, full legal capacity to sign and deliver such Transaction Documents other than any persons signing on behalf of the Company;

(c)     All corporations, limited liability companies, partnerships or entities that are parties to the Transaction Documents, other than the Company, are duly organized, validly existing and in good standing under the laws applicable to their respective organization and existence and in all other places in which they are conducting their respective businesses;

(d)     The Transaction Documents have been duly authorized, executed, and delivered by the parties thereto, other than the Company, for value received, and nothing in the organizational documents of such parties prohibits such parties from executing the Transaction Documents or performing the transactions contemplated by the Transaction Documents to be executed, delivered, and performed by such parties;

(e)     No court order, administrative ruling, contract, regulation, statute or other legal restriction governing the parties to the Agreements, other than the Company, prohibits or limits any of them from executing the Transaction Documents or performing the transactions contemplated by the Transaction Documents;

(f)      All the Transaction Documents constitute the legal, valid, and binding obligation of the parties thereto, other than the Company, and are enforceable against them in accordance with the terms of the Transaction Documents;

(g)     All factual statements set forth in the Transaction Documents are true and accurate in all respects; and

(h)     All public records reviewed by us are accurate and complete, and any certificates of public officials continue to be accurate and complete from the date of the issuance of such certificates through the date of this opinion letter.

Subject to the foregoing assumptions and further qualifications and limitations as stated in this opinion letter, we are of the opinion that:

1.       Based solely on the good standing certificate issued by the Delaware Secretary of State on [______________, 2014], the Company is validly existing and in good standing under the laws of the State of Delaware.

2.       The Company has the requisite corporate power to (i) execute, deliver and perform the Transaction Documents and (ii) own, lease and operate its properties and to conduct its business in all material respects as described in the SEC Reports.

3.       Each of the Transaction Documents has been authorized by all necessary corporate action on behalf of the Company, and when executed and delivered by the Company, will constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

4.       The execution and delivery of the Transaction Documents by the Company and the performance by the Company of its obligations thereunder do not and will not result in any violation of (a) the Company’s Amended and Restated Certificate of Incorporation (the “COI”), (b) the Amended and Restated Bylaws of the Company (the “Bylaws”), (c) subject to the satisfaction of the express terms and conditions of the Transaction Documents, any agreement or other instrument to which the Company is a party or by which the Company may be bound, which has been included as an exhibit in any SEC Report, or (d) any provision of the General Corporation Law of the State of Delaware (“DGCL”) that we, based on our experience, recognize as applicable to the Company in transactions of this type.

5.       The issuance of the Notes and Warrants has been authorized by all necessary corporate action of the Company and, when issued and delivered to the Purchasers pursuant to the Securities Purchase Agreement against payment of the consideration therefor as provided therein, the Notes and the Warrants will constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

6.       Neither the interest rate on the Notes, nor any payments made or to be made by the Company under the Notes, is subject to or limited by, or may be invalidated or otherwise prevented by, any laws of the State of New York, including, without limitation, any usury or other similar laws or regulations.

7.       The issuance of the Warrant Shares that are initially issuable upon exercise of the Warrants has been authorized by all necessary corporate action of the Company and, when and if issued upon exercise of the Warrants in accordance with the terms thereof against payment of the consideration therefor as provided therein, the Warrant Shares will be validly issued, fully paid and nonassessable.

8.       No approval, consent, order, authorization, designation, declaration or filing by or with any federal regulatory, administrative or other governmental body is required for the due execution and delivery of the Transaction Documents, or in connection with the sale of the Securities by the Company to the Purchasers, except for (i) the filing of a Form D with the Commission, (ii) the filing of information pursuant to a current or periodic report under the Securities Exchange Act of 1934, and (iii) such as may be required under the blue sky laws of any jurisdiction in which the Securities are being offered, as to which we express no opinion.

9.       Assuming (a) the accuracy of the representations and warranties of the Company and the Purchasers set forth in the Securities Purchase Agreement, (b) the due performance by the Company and the Purchasers of the covenants and agreements set forth in the Securities Purchase Agreement, and (c) compliance by the Purchasers with the offering and transfer procedures set forth in the Securities Purchase Agreement, based on current interpretations by the Staff of the Commission, the offer, issuance, sale and delivery of the Securities by the Company to the Purchasers pursuant to the Securities Purchase Agreement constitute exempt transactions under the Securities Act of 1933 and do not under existing law require the registration of the Securities under the Securities Act of 1933, it being understood that no opinion is being expressed as to any subsequent resale or transfer of such securities.

10.     To our knowledge, no action or proceeding against and naming the Company is pending before any court, governmental authority or arbitrator that challenges the validity or enforceability of the Securities Purchase Agreement, or seeks to enjoin the performance of the Securities Purchase Agreement by the Company.

11.     The Company is not, and will not become, as a result of the consummation of the transactions contemplated by the Transaction Documents and application of the net proceeds therefrom as described in the Securities Purchase Agreement, an investment company under the Investment Company Act of 1940.

The foregoing opinions are based upon and subject to the assumptions, qualifications, limitations and exceptions set forth below.

1.       The foregoing opinions are subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general application affecting the rights and remedies of creditors and to general principles of equity (including, without limitation, concepts of materiality, reasonableness, good faith, fair dealing and unconscionability), regardless of whether considered in a proceeding in equity or law.

2.       We express no opinion on any provision of any of the Transaction Documents (a) relating to indemnification, contribution or waivers (including, without limitation, the waiver by any party of the right to trial by jury, and the waiver of stay, extension and other laws) to the extent that such indemnification, contribution or waivers may be held to be unenforceable or in violation of public policy, (b) relating to the choice of forum for resolving disputes or (c) to the extent it violates any applicable statute of limitations.

3.       We have assumed that all deliveries required to be made, and consents and agreements required to be obtained, as conditions precedent to the obligations of the Company under the Securities Purchase Agreement have been made or that such deliveries have been lawfully waived by the appropriate parties, except as specifically delineated therein.

4.       The foregoing opinions are subject to the qualification that certain remedies, waivers, and other provisions of the Transaction Documents may not be enforceable; nevertheless, subject to the other qualifications set forth in this letter, such unenforceability will not render the Transaction Documents invalid as a whole or render the remedies afforded by the Transaction Documents inadequate for the practical realization of the principal benefits intended to be provided.

5.       We have not undertaken any independent investigation to determine the existence or absence of such facts which would be contrary to the opinions expressed herein, and no inference as to the knowledge of the existence of such facts should be drawn from the fact of our representation of Company. Reference to the phrase “to our knowledge” or a phrase having equivalent wording means the conscious awareness of the attorney who signs the opinion letter and any attorney in the law firm who has active involvement in the preparation of the opinion letter or is primarily responsible for providing the response concerning a particular issue or information regarding factual matters.

6.       The opinions stated above are based upon statutes, regulations, court decisions and other authorities existing and effective as of the date of this letter, and we undertake no responsibility to update or supplement any such opinion in the event of or in response to any subsequent changes in the law or said authorities, or upon the occurrence after the date hereof of events or circumstances that, if occurring prior to the date hereof, might have resulted in different opinions from those stated above.

7.       This opinion letter is being delivered upon the express discretion and request of the Company, solely to the addressee hereof for its use in connection with the transactions referred to in the Securities Purchase Agreement, and this opinion letter may not be used, circulated, quoted or otherwise relied upon by any other person or entity or for any other purpose without our express written consent.

    8.       The opinions expressed above are limited to the legal matters specifically addressed, and no opinion is to be implied or inferred beyond the legal matters expressly so addressed.

Sincerely,

BAKER, DONELSON, BEARMAN, CALDWELL & BERKOWITZ, P.C.

By:
Richard F. Mattern, Authorized
Representative